                     CHL MORTGAGE PASS-THROUGH TRUST 2006-10
                                 Issuing Entity

                                FINAL TERM SHEET

                             (COUNTRYWIDE(R) LOGO)

                           $600,481,743 (APPROXIMATE)

                                   CWMBS, INC.
                                    Depositor

                          COUNTRYWIDE HOME LOANS, INC.
                               SPONSOR AND SELLER

                       COUNTRYWIDE HOME LOANS SERVICING LP
                                 MASTER SERVICER

     This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

     The asset-backed securities referred to in this free writing prospectus are being offered when, as and if issued. In particular, you are advised that asset-backed securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus. As a result, you may commit to purchase securities that have characteristics that change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in this free writing prospectus. Any obligation on our part to sell securities to you will be conditioned on the securities having the characteristics described in this free writing prospectus. If that condition is not satisfied, we will notify you, and none of the depositor, the issuing entity or any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

     THE DEPOSITOR HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE DEPOSITOR HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUING NETITY AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS AT NO CHARGE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV.

     This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

     The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes any similar prior information contained in any prior free writing prospectus relating to these securities.

                             FREE WRITING PROSPECTUS
                              DATED MARCH 29, 2006

               MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2006-10

             DISTRIBUTIONS PAYABLE MONTHLY, BEGINNING APRIL 25, 2006

                                   ----------

The issuing entity will issue certificates, including the following classes of certificates, that are offered pursuant to this free writing prospectus:

                INITIAL CLASS
                 CERTIFICATE
               BALANCE/INITIAL
                  NOTIONAL       PASS-THROUGH
                 AMOUNT (1)        RATE (2)
               ---------------   ------------
Class 1-A-1    $ 85,911,000          5.85%
Class 1-A-2    $ 17,636,273          5.85%
Class 1-A-3    $ 18,000,000          6.00%
Class 1-A-4    $ 76,926,771        Floating
Class 1-A-5    $ 12,821,129        Floating
Class 1-A-6    $ 14,750,000          6.00%
Class 1-A-7    $ 36,000,000          6.00%
Class 1-A-8    $ 53,224,000          6.00%
Class 1-A-9    $  1,100,000          6.00%
Class 1-A-10   $ 52,322,000          5.85%
Class 1-A-11   $ 40,108,000          5.85%
Class 1-A-12   $ 11,117,273          5.85%
Class 1-A-13   $ 20,709,454        Floating
Class 1-A-14   $ 20,709,454(3)     Floating
Class 1-A-15   $ 50,048,000          6.00%
Class 1-A-16   $ 26,952,000          6.00%
Class 1-X      $427,236,363(3)     Variable
Class 2-A-1    $ 54,138,000          6.00%
Class 2-A-2    $  3,300,000          6.00%
Class 2-X      $ 49,356,398(3)     Variable
Class PO       $  4,294,743              (4)
Class A-R      $        100          6.00%
Class M-1      $  6,036,000          6.00%
Class M-2      $  9,656,000          6.00%
Class B-1      $  3,621,000          6.00%
Class B-2      $  1,810,000          6.00%

(1) This amount is subject to a permitted variance in the aggregate of plus or minus 5%.

(2) The classes of certificates offered by this free writing prospectus are listed, together with their pass-through rates and initial ratings, in the tables under "Summary -- Description of the Certificates" in this free writing prospectus. The table also shows for the Class 1-A-4, Class 1-A-5, Class 1-A-13 and Class 1-A-14 Certificates the index used to calculate the pass-through rates.

(3) The Class 1-A-14, Class 1-X and Class 2-X Certificates are interest only notional amount certificates. The initial notional amount of the Class 1-A-14, Class 1-X and Class 2-X Certificates are set forth in the table but are not included in the aggregate certificate balance of all the certificates offered.

(4) The Class PO Certificates are principal only certificates and will not accrue interest.

SUMMARY

ISSUING ENTITY

CHL Mortgage Pass-Through Trust 2006-10, a common law trust formed under the laws of the State of New York.

DEPOSITOR

CWMBS, Inc., a Delaware corporation, is a limited purpose finance subsidiary of Countrywide Financial Corporation. Its address is 4500 Park Granada, Calabasas, California 91302, and its telephone number is (818) 225-3000.

SPONSOR AND SELLERS

Countrywide Home Loans, Inc. will be the sponsor of the transaction and a seller of a portion of the mortgage loans. The remainder of the mortgage loans will be sold directly to the depositor by one or more special purpose entities that were established by Countrywide Financial Corporation or one of its subsidiaries, which acquired the mortgage loans they are selling directly from Countrywide Home Loans, Inc.

MASTER SERVICER

Countrywide Home Loans Servicing LP.

TRUSTEE

The Bank of New York.

POOLING AND SERVICING AGREEMENT

The pooling and servicing agreement among the sellers, the master servicer, the depositor and the trustee, under which the issuing entity will be formed.

CUT-OFF DATE

For any mortgage loan in loan group 1 conveyed to the issuing entity on the closing date and for any mortgage loan in loan group 2, the later of March 1, 2006 and the origination date for that mortgage loan (the "initial cut-off date").

For any mortgage loan in loan group 1 conveyed to the issuing entity after the closing date, the later of the origination date for that mortgage loan and the first day of the month of the conveyance to the issuing entity.

CLOSING DATE

On or about March 30, 2006.

PRE-FUNDING

If the aggregate stated principal balance as of the initial cut-off date of the group 1 mortgage loans conveyed to the issuing entity on the closing date is less than $543,239,716, an account (the "pre-funding account") will be established with the trustee on the closing date and funded in an amount equal to the difference (referred to as the "pre-funded amount").

Pre-Funded Amount:

As of the date of this free writing prospectus, the pre-funded amount to be deposited in the pre-funding account is expected to be approximately $65,111,930.

Funding Period:

The funding period will begin on the closing date and end on the earlier of (x) the date the amount in the pre-funding account is less than $150,000 and (y) April 30, 2006.

Use of Pre-Funded Amount:

The pre-funded amount is expected to be used to purchase supplemental mortgage loans. Any pre-funded amount not used during the funding period to purchase supplemental mortgage loans will be distributed to holders of the related senior certificates as a prepayment of principal on the distribution date immediately following the end of the funding period.

Restrictions on Supplemental Mortgage Loan Purchases:

Purchases of supplemental mortgage loans are subject to the same criteria as the initial mortgage loans and additional restrictions related to the composition of the related loan group following the acquisition of the supplemental mortgage loans, as described in this free writing prospectus.

Capitalized Interest Account:

Because some of the mortgage loans may not be acquired by the issuing entity until after the closing date, there may not be sufficient interest collections from mortgage loans to pay all the interest due on the certificates on the first and possibly the second distribution dates. If a prefunding account is funded, a capitalized interest account will be established and funded on the closing date to cover those shortfalls.

THE MORTGAGE LOANS

The mortgage loans will consist of two loan groups. Each loan group will consist primarily of 30 year conventional, fixed-rate mortgage loans secured by first liens on one- to four- family residential properties.

The mortgage loans for which statistical information is presented in this free writing prospectus are referred to as the initial mortgage loans. The statistical information presented in this free writing prospectus regarding the initial mortgage loans is as of the initial cut-off date. The depositor believes that the information set forth in this free writing prospectus regarding the initial mortgage loans as of the initial cut-off date is representative of the characteristics of the mortgage loans that will be delivered on the closing date (the initial mortgage loans and any additional mortgage loans delivered on the closing date are referred to as the "Closing Date Mortgage Loans"). However, the statistical information presented in this free writing prospectus does not reflect all of the mortgage loans that may be included in the issuing entity. Supplemental mortgage loans may be included during the funding period. Further, certain initial mortgage loans may prepay or may be determined not to meet the eligibility requirements for inclusion in the final mortgage pool. A limited number of mortgage loans may be substituted for the mortgage loans that are described in this free writing prospectus and mortgage loans may be added to loan group 1 on the closing date. Any addition or substitution will not result in a material difference in the closing date mortgage pool although the cut-off date information regarding the actual mortgage loans may vary somewhat from the information regarding the initial mortgage loans presented in this free writing prospectus.

As of the initial cut-off date, the initial mortgage loans in each of loan group 1 and loan group 2 had the following characteristics:

LOAN GROUP 1

Aggregate Current Principal Balance               $478,127,785
Geographic Concentrations in excess of 10%:
   California                                           40.78%
Weighted Average Original LTV Ratio                     73.02%
Weighted Average Mortgage Rate                          6.402%
Range of Mortgage Rates                       5.375% to 8.000%
Average Current Principal Balance                     $617,736
Range of Current Principal Balances                $390,000 to
                                                    $1,900,000
Weighted Average Remaining Term to Maturity         360 months
Weighted Average FICO Credit Score                         741

LOAN GROUP 2

Aggregate Current Principal Balance                $60,260,284
Geographic Concentrations in excess of 10%:
   California                                           39.69%
Weighted Average Original LTV Ratio                     73.53%
Weighted Average Mortgage Rate                          6.401%
Range of Mortgage Rates                       5.250% to 7.000%
Average Current Principal Balance                     $655,003
Range of Current Principal Balances                $436,868 to
                                                    $1,500,000
Weighted Average Remaining Term to Maturity         360 months
Weighted Average FICO Credit Score                         742

DESCRIPTION OF THE CERTIFICATES

The issuing entity will issue twenty-nine classes of certificates, twenty-six of which are offered by this free writing prospectus:

                     INITIAL
                CLASS CERTIFICATE                                  INITIAL      INITIAL
                 BALANCE/INITIAL                                    RATING    RATING S&P
    CLASS      NOTIONAL AMOUNT (1)              TYPE              FITCH (2)       (2)
    -----      -------------------   --------------------------   ---------   ----------
OFFERED
CERTIFICATES

Class 1-A-1        $ 85,911,000       Senior/ Planned Balance/       AAA          AAA
                                       Fixed Pass-Through Rate

Class 1-A-2        $ 17,636,273       Senior/ Planned Balance/       AAA          AAA
                                       Fixed Pass-Through Rate

Class 1-A-3        $ 18,000,000      Senior/ Fixed Pass-Through      AAA          AAA
                                                Rate

Class 1-A-4        $ 76,926,771       Senior/ Targeted Balance/      AAA          AAA
                                         Accretion Directed/
                                     Floating Pass-Through Rate

Class 1-A-5        $ 12,821,129       Senior/ Targeted Balance/      AAA          AAA
                                         Accretion Directed/
                                          Inverse Floating
                                          Pass-Through Rate

Class 1-A-6        $ 14,750,000       Senior/ Accrual/ Targeted      AAA          AAA
                                           Balance/ Fixed
                                          Pass-Through Rate

Class 1-A-7        $ 36,000,000       Senior/ Targeted Balance/      AAA          AAA
                                      Accretion Directed/ Fixed
                                          Pass-Through Rate

Class 1-A-8        $ 53,224,000      Senior/ Fixed Pass-Through      AAA          AAA
                                       Rate/ NAS/Super Senior

Class 1-A-9        $  1,100,000      Senior/ Fixed Pass-Through      AAA          AAA
                                         Rate/ NAS/ Support

Class 1-A-10       $ 52,322,000       Senior/ Planned Balance/       AAA          AAA
                                       Fixed Pass-Through Rate

Class 1-A-11       $ 40,108,000       Senior/ Planned Balance/       AAA          AAA
                                       Fixed Pass-Through Rate

Class 1-A-12       $ 11,117,273       Senior/ Planned Balance/       AAA          AAA
                                       Fixed Pass-Through Rate

Class 1-A-13       $ 20,709,454       Senior/ Planned Balance/       AAA          AAA
                                     Floating Pass-Through Rate

Class 1-A-14       $ 20,709,454       Senior/ Inverse Floating       AAA          AAA
                                         Pass-Through Rate/
                                      Notional Amount/ Interest
                                                Only

Class 1-A-15       $ 50,048,000      Senior/ Fixed Pass-Through      AAA          AAA
                                                Rate

Class 1-A-16       $ 26,952,000      Senior/ Fixed Pass-Through      AAA          AAA
                                                Rate

Class 1-X          $427,236,363       Senior/ Notional Amount/       AAA          AAA
                                        Variable Pass-Through
                                         Rate/ Interest-Only

                    INITIAL
               CLASS CERTIFICATE                                  INITIAL      INITIAL
                BALANCE/INITIAL                                   RATING     RATING S&P
   CLASS      NOTIONAL AMOUNT (1)              TYPE              FITCH (2)       (2)
-----------   -------------------   --------------------------   ---------   ----------
Class 2-A-1       $54,138,000       Senior/ Fixed Pass-Through      AAA          AAA
                                               Rate
Class 2-A-2       $ 3,300,000       Senior/ Fixed Pass-Through      AAA          AAA
                                               Rate
Class 2-X         $49,356,398        Senior/ Notional Amount/       AAA          AAA
                                      Variable Pass-Through
                                       Rate/ Interest-Only
Class PO          $ 4,294,743         Senior/ Principal Only/       AAA          AAA
                                            Component
Class A-R         $       100       Senior/ Fixed Pass-Through      AAA          AAA
                                          Rate/Residual
Class M-1         $ 6,036,000        Subordinate/ Fixed Pass-       AAA          AA+
                                           Through Rate
Class M-2         $ 9,656,000        Subordinate/ Fixed Pass-        AA          N/R
                                           Through Rate
Class B-1         $ 3,621,000        Subordinate/ Fixed Pass-        A           N/R
                                           Through Rate
Class B-2         $ 1,810,000        Subordinate/ Fixed Pass-       BBB          N/R
                                          Through Rate
NON-OFFERED CERTIFICATES(3)

Class B-3         $ 1,207,000        Subordinate/ Fixed Pass-
                                           Through Rate
Class B-4         $   905,000        Subordinate/ Fixed Pass-
                                           Through Rate
Class B-5         $   906,256        Subordinate/ Fixed Pass-
                                           Through Rate

----------
(1) This amount is subject to a permitted variance in the aggregate of plus or minus 5% depending on the amount of mortgage loans actually delivered on the closing date.

(2) The offered certificates will not be offered unless they are assigned the indicated ratings by Fitch Ratings ("Fitch") and Standard & Poor's, a division of The McGraw Hill Companies, Inc. ("S&P"). "N/R" indicates that the agency was not asked to rate the certificates. The Class B-3, Class B-4 and Class B-5 Certificates are not offered by this free writing prospectus, so ratings for those classes of certificates have not been provided. A rating is not a recommendation to buy, sell or hold securities. These ratings may be lowered or withdrawn at any time by either of the rating agencies.

(3) The Class B-3, Class B-4 and Class B-5 Certificates are not offered by this free writing prospectus. Any information contained in this free writing prospectus with respect to the Class B-3, Class B-4 and Class B-5 Certificates is provided only to permit a better understanding of the offered certificates.

The certificates also will have the following characteristics:

                                                                       INTEREST
                                                                        ACCRUAL
    CLASS           PASS-THROUGH RATE       INTEREST ACCRUAL PERIOD   CONVENTION
------------   --------------------------   -----------------------   ----------
OFFERED CERTIFICATES
Class 1-A-1               5.85%                calendar month (1)     30/360 (2)
Class 1-A-2               5.85%                calendar month (1)     30/360 (2)
Class 1-A-3               6.00%                calendar month (1)     30/360 (2)
Class 1-A-4         LIBOR + 0.50%(3)            25th to 24th (4)      30/360 (2)
Class 1-A-5    39.00% - (6.00 x LIBOR)(3)       25th to 24th (4)      30/360 (2)
Class 1-A-6               6.00%                calendar month (1)     30/360 (2)
Class 1-A-7               6.00%                calendar month (1)     30/360 (2)
Class 1-A-8               6.00%                calendar month (1)     30/360 (2)
Class 1-A-9               6.00%                calendar month (1)     30/360 (2)
Class 1-A-10              5.85%                calendar month (1)     30/360 (2)
Class 1-A-11              5.85%                calendar month (1)     30/360 (2)
Class 1-A-12              5.85%                calendar month (1)     30/360 (2)
Class 1-A-13        LIBOR + 0.30%(3)            25th to 24th (4)      30/360 (2)
Class 1-A-14        7.20% - LIBOR(3)            25th to 24th (4)      30/360 (2)
Class 1-A-15              6.00%                calendar month (1)     30/360 (2)
Class 1-A-16              6.00%                calendar month (1)     30/360 (2)
Class 2-A-1               6.00%                calendar month (1)     30/360 (2)
Class 2-A-2               6.00%                calendar month (1)     30/360 (2)
Class PO                   (5)                        N/A                 N/A
Class 1-X                  (6)                 calendar month (1)     30/360 (2)
Class 2-X                  (7)                 calendar month (1)     30/360 (2)
Class A-R                 6.00%                calendar month (1)     30/360 (2)
Class M-1                 6.00%                calendar month (1)     30/360 (2)
Class M-2                 6.00%                calendar month (1)     30/360 (2)
Class B-1                 6.00%                calendar month (1)     30/360 (2)
Class B-2                 6.00%                calendar month (1)     30/360 (2)

NON-OFFERED
CERTIFICATES

Class B-3                 6.00%                calendar month (1)     30/360 (2)
Class B-4                 6.00%                calendar month (1)     30/360 (2)
Class B-5                 6.00%                calendar month (1)     30/360 (2)

----------
(1) The interest accrual period for any distribution date will be the calendar month before the month of that distribution date.

(2) Interest will accrue at the rate described in this table on the basis of a 360-day year divided into twelve 30-day months.

(3) The pass-through rates on the Class 1-A-4, Class 1-A-5, Class 1-A-13 and Class 1-A-14 Certificates may adjust monthly based on the level of one-month LIBOR. The pass-through rates on the Class 1-A-4 and Class 1-A-13 Certificates will be based on LIBOR plus a margin, subject to a cap. The pass-through rates on the Class 1-A-5 and Class 1-A-14 Certificates will be based on a fixed rate minus LIBOR or a multiple of LIBOR. LIBOR for the related interest accrual period is calculated as described in this free writing prospectus under "Description of the Certificates - Determination of LIBOR".

(4) The interest accrual period for any distribution date will be the one-month period, commencing on the 25th day of the month prior to the month in which that distribution date occurs and ending on the 24th day of the month in which that distribution date occurs.

(5) The Class PO Certificates are principal only certificates and will not accrue any interest.

(6) The pass-through rate for the Class 1-X Certificates for the interest accrual period related to any distribution date will be equal to the weighted average of the net mortgage rates of the non-discount mortgage loans in loan group 1, weighted on the basis of the stated principal balance thereof as of the due date in the preceding calendar month (after giving effect to prepayments received in the prepayment period related to such prior due date) less 6.00%. See "Description of the Certificates -- Interest" in this free writing prospectus.

(7) The pass-through rate for the Class 2-X Certificates for the interest accrual period related to any distribution date will be equal to the weighted average of the net mortgage rates of the non-discount mortgage loans in loan group 2, weighted on the basis of the stated principal balance thereof as of the due date in the preceding calendar month (after giving effect to prepayments received in the prepayment period related to such prior due date) less 6.00%. See "Description of the Certificates -- Interest" in this free writing prospectus.

DESIGNATIONS

We sometimes use the following designations to refer to the specified classes of certificates in order to aid your understanding of the offered certificates.

       DESIGNATION            CLASSES OF CERTIFICATES
       -----------            -----------------------
     Group 1 Senior          Class 1-A-1, Class 1-A-2,
      Certificates           Class 1-A-3, Class 1-A-4,
                             Class 1-A-5, Class 1-A-6,
                             Class 1-A-7, Class 1-A-8,
                            Class 1-A-9, Class 1-A-10,
                            Class 1-A-11, Class 1-A-12,
                            Class 1-A-13, Class 1-A-14,
                            Class 1-A-15, Class 1-A-16,
                              Class 1-X and Class A-R
                            Certificates and Class PO-1
                                     Component

     Group 2 Senior        Class 2-A-1, Class 2-A-2 and
      Certificates          Class 2-X Certificates and
                               Class PO-2 Component

Senior Certificate Group    Each of the Group 1 Senior
                             Certificates and Group 2
                                Senior Certificates

   Senior Certificates      Class 1 Group Certificates
                                 and Class 2 Group
                                   Certificates

Subordinated Certificates       Class M and Class B
                                   Certificates

  Class A Certificates       Class 1-A-1, Class 1-A-2,
                             Class 1-A-3, Class 1-A-4,
                             Class 1-A-5, Class 1-A-6,
                             Class 1-A-7, Class 1-A-8,
                            Class 1-A-9, Class 1-A-10,
                            Class 1-A-11, Class 1-A-12,
                            Class 1-A-13, Class 1-A-14,
                            Class 1-A-15, Class 1-A-16,
                           Class 2-A-1, Class 2-A-2 and
                              Class A-R Certificates

  Class B Certificates         Class B-1, Class B-2,
                             Class B-3, Class B-4 and
                              Class B-5 Certificates

  Class M Certificates        Class M-1 and Class M-2
                                   Certificates

  Class X Certificates        Class 1-X and Class 2-X
                                   Certificates

   LIBOR Certificates        Class 1-A-4, Class 1-A-5,
                              Class 1-A-13, and Class
                                1-A-14 Certificates

     Notional Amount         Class 1-A-14 and Class X
      Certificates                 Certificates

  Offered Certificates      Senior Certificates, Class
                            M, Class B-1 and Class B-2
                                   Certificates

RECORD DATE

The last business day of the month preceding the month of that distribution date.

DENOMINATIONS

Offered Certificates other than the Class 1-A-3 and Class A-R Certificates:

$25,000 and multiples of $1,000.

Class 1-A-3 Certificates:

$1,000 and multiples of $1,000

Class A-R Certificates:

Two certificates of $99.99 and $0.01, respectively.

REGISTRATION OF CERTIFICATES

Offered Certificates other than the Class A-R Certificates:

Book-entry form. Persons acquiring beneficial ownership interests in the offered certificates (other than the Class A-R Certificates) may elect to hold their beneficial interests through The Depository Trust Company.

CLASS A-R CERTIFICATES

Fully registered certificated form. The Class A-R Certificates will be subject to certain restrictions on transfer described in this free writing prospectus and as more fully provided for in the pooling and servicing agreement.

DISTRIBUTION DATES

Beginning on April 25, 2006, and thereafter on the 25th day of each calendar month, or if the 25th is not a business day, the next business day.

LAST SCHEDULED DISTRIBUTION DATE

The last scheduled distribution date for the certificates is the distribution date in May 2036. Since the rate of distributions in reduction of the class certificate balance or notional amount of each class of offered certificates will depend on the rate of payment (including prepayments) of the mortgage loans, the class certificate balance or notional amount of any class could be reduced to zero significantly earlier or later than the last scheduled distribution date.

INTEREST PAYMENTS

The related interest accrual period, interest accrual convention and pass-through rate for each class of interest-bearing certificates is shown in the table under "Description of the Certificates" above.

On each distribution date, to the extent funds are available for the related loan group each class of interest-bearing certificates will be entitled to receive or accrete:

- interest accrued at the applicable pass-through rate during the related interest accrual period on the class certificate balance or notional amount, as applicable, immediately prior to that distribution date; and

-    any interest remaining unpaid or unaccreted from prior distribution dates;
     less

- any net interest shortfalls allocated to that class for that distribution date.

The Class 1-A-6 Certificates are accrual certificates. Interest will accrue on the Class 1-A-6 Certificates during each interest accrual period at a per annum rate of 6.00%. However, this interest will not be distributed on the Class 1-A-6 Certificates until the accrual termination date, which is the earlier of

- the date on which the class certificate balance of each class of subordinated certificates is reduced to zero; and

- the distribution date on which the aggregate class certificate balance of the Class 1-A-4, Class 1-A-5 and Class 1-A-7 Certificates is reduced to zero.

The Class PO Certificates do not bear interest.

ALLOCATION OF NET INTEREST SHORTFALLS

For any distribution date, the interest entitlement for each class of interest-bearing certificates will be reduced by the amount of net interest shortfalls experienced by the mortgage loans in the related loan group or loan groups resulting from:

-    prepayments on the mortgage loans; and

- reductions in the interest rate on the related mortgage loans due to Servicemembers Relief Act reductions or debt service reductions.

Net interest shortfalls for a loan group on any distribution date will be allocated pro rata among all classes of the related senior certificates and the classes of subordinated certificates based on the amount of interest they are entitled to receive or accrete on that distribution date (or, in the case of the subordinated certificates, based on the interest accrued on each subordinated class' share of the assumed balance, as described more fully under "Description of the Certificates - Interest"), in each case before taking into account any reduction in the entitlements due to net interest shortfalls.

If on any distribution date, available funds for a loan group are not sufficient to make a full distribution or accretion of the interest entitlement on the related certificates in the order described below under "-- Priority of Distributions Among Certificates", interest will be distributed or accreted on each class of related certificates, pro rata, based on their respective entitlements. Any unpaid interest amount will be carried forward and added to the amount holders of each affected class of certificates will be entitled to receive or accrete on the next distribution date.

PRINCIPAL PAYMENTS

On each distribution date, certificateholders will only receive a distribution of principal on their certificates if there is cash available on that date for the payment of principal according to the principal distribution rules described in this free writing prospectus.

Generally, all payments and other amounts in respect of principal of the mortgage loans in a loan group will be allocated between the related Class PO Component, on the one hand, and the related senior certificates (other than the notional amount certificates and the related Class PO Component) and the subordinated certificates, on the other hand, in each case based on the applicable PO Percentage and the applicable non-PO percentage, respectively, of those amounts. The non-PO percentage with respect to any mortgage loan in a loan group with a net mortgage rate less than the related required coupon will be equal to the net mortgage rate divided by the related required coupon and the PO percentage of that mortgage loan will be equal to 100% minus that non-PO percentage. With respect to a mortgage loan in a loan group with a net mortgage rate equal to or greater than the related required coupon, the non-PO percentage will be 100% and the PO percentage will be 0%. The required coupon for loan group 1 and loan group 2 is 6.00%. The applicable non-PO percentage of amounts in respect of principal will be allocated to the related senior certificates (other than the notional amount certificates and the related Class PO Component) as set forth below, and any remainder of that non-PO amount is allocated to the subordinated certificates:

- in the case of scheduled principal collections on the mortgage loans, the amount allocated to the related senior certificates is based on the ratio of the aggregate class certificate balance of the senior certificates to the non-PO percentage of the principal balance of the mortgage loans in the related loan group; and

- in the case of principal prepayments, the amount allocated to the related senior certificates is based on a fixed percentage (equal to 100%) until the fifth anniversary of the first distribution date, at which time the percentage will step down as described herein, if the specified conditions are met.

Notwithstanding the foregoing, no decrease in the senior prepayment percentage of any loan group will occur unless certain conditions related to the loss and delinquency performance of the mortgage loans are satisfied with respect to each loan group.

Principal will be distributed on each class of certificates entitled to receive principal payments as described below under "--Amounts Available for Distributions on the Certificates."

The Class X Certificates do not have class certificate balances and are not entitled to any distributions of principal but will bear interest during each interest accrual period on its notional amount.

AMOUNTS AVAILABLE FOR DISTRIBUTIONS ON THE CERTIFICATES

The amount available for distributions on the certificates on any distribution date will be calculated on a loan group by loan group basis and generally consists of the following amounts (after the fees and expenses described under the next heading are subtracted with respect to each loan group):

- all scheduled installments of interest and principal due and received on the mortgage loans in that loan group in the applicable period, together with any advances with respect to them;

- all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the borrower in accordance with the master servicer's normal servicing procedures;

- net proceeds from the liquidation of defaulted mortgage loans in that loan group during the applicable period, by foreclosure or otherwise during the calendar month preceding the month of the distribution date (to the extent the amounts do not exceed the unpaid principal balance of the mortgage loan, plus accrued interest);

-    subsequent recoveries with respect to mortgage loans in that loan group;

- partial or full prepayments with respect to mortgage loans in that loan group collected during the applicable period, together with interest paid in connection with the prepayment (other than certain excess amounts payable to the master servicer) and the compensating interest; and

- any substitution adjustment amounts or purchase price in respect of a deleted mortgage loan or a mortgage loan in that loan group repurchased by a seller or originator or purchased by the master servicer during the applicable period.

Fees and Expenses

The amounts available for distributions on the certificates on any distribution date generally will not include the following amounts:

- the master servicing fee and additional servicing compensation due to the master servicer;

-    the trustee fee due to the trustee;

-    lender paid mortgage insurance premiums, if any;

- the amounts in reimbursement for advances previously made and other amounts as to which the master servicer and the trustee are entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement; and

- all other amounts for which the depositor, a seller or the master servicer is entitled to be reimbursed.

Any amounts paid from amounts collected with respect to the mortgage loans will reduce the amount that could have been distributed to the certificateholders.

SERVICING COMPENSATION

Master Servicing Fee:

The master servicer will be paid a monthly fee (referred to as the master servicing fee) with respect to each mortgage loan. The master servicing fee for the mortgage loans in loan group 1 and loan group 2 will equal one-twelfth of the stated principal balance of each mortgage loan multiplied by 0.200% (referred to as the master servicing fee rate). The amount of the master servicing fee is subject to adjustment with respect to certain prepaid mortgage loans.

Additional Servicing Compensation:

The master servicer is also entitled to receive, as additional servicing compensation, all late payment fees, assumption fees and other similar charges and all reinvestment income earned on amounts on deposit in certain of the issuing entity's accounts and excess proceeds with respect to mortgage loans.

Source and Priority of Distributions:

The master servicing fee and any additional servicing compensations will be paid to the master servicer from collections on the mortgage loans prior to any distributions on the certificates.

PRIORITY OF DISTRIBUTIONS

Priority of Distributions Among Certificates

In general, on any distribution date, available funds for each loan group will be distributed in the following order:

- to interest on each interest-bearing class of senior certificates related to that loan group, pro rata, based on their respective interest distribution amounts;

- to principal of the classes of senior certificates and components relating to that loan group then entitled to receive distributions of principal, in the order and subject to the priorities set forth below;

- to any deferred amounts payable on the Class PO Component related to that loan group, but only from amounts that would otherwise be distributed on that distribution date as principal of the subordinated certificates;

- to interest on and then principal of each class of subordinated certificates, in the order of their distribution priorities, beginning with the Class M-1 Certificates, in each case subject to the limitations set forth below; and

-    from any remaining available amounts, to the Class A-R Certificates.

Principal

On each distribution date, the non-PO formula principal amount for each loan group will be distributed first as principal of the related classes of senior certificates (other than the notional amount certificates and the related Class PO Component) in an amount up to the amounts specified below, and second as principal of the subordinated certificates, in an amount up to the subordinated principal distribution amount for each loan group.

On each distribution date up to and including the accrual termination date, the amount of accrued interest on the Class 1-A-6 Certificates added to its class certificate balance will be distributed as principal to the Class 1-A-4, Class 1-A-5 and Class 1-A-7 Certificates as described under "Description of the Certificates--Principal" in this free writing prospectus, and then to the Class 1-A-6 Certificates, until its class certificate balance is reduced to zero.

Senior Certificates (other than the notional amount certificates and the Class PO Certificates):

On each distribution date, the non-PO formula principal amount related to each loan group, in each case up to the amount of the senior principal distribution amount for that loan group, will be distributed as principal of the following classes of related senior certificates, in the following order of priority:

DISTRIBUTIONS WITH RESPECT TO LOAN GROUP 1

     (1) to the Class A-R Certificates, until its class certificate balance is reduced to zero;

     (2) concurrently, to the Class 1-A-8 and Class 1-A-9 Certificates, pro rata, the priority amount (which is zero for the first five years and will increase as described under "Description of the Certificates--Principal" in this free writing prospectus), until their respective class certificate balances are reduced to zero;

     (3) concurrently as follows:

          (a) 17.2916396719%, sequentially to the Class 1-A-15 and Class 1-A-16 Certificates, in that order, until their respective class certificate balances are reduced to zero; and

          (b) 82.7083603281%, in the following order:

               (i) to the Class 1-A-1, Class 1-A-2, Class 1-A-10, Class 1-A-11, Class 1-A-12 and Class 1-A-13 Certificates, in an amount up to the amount necessary to reduce their aggregate class certificate balance to their aggregate planned balance set forth on Schedule 1 for that distribution date, concurrently as follows:

                    (x) 45.4545455743%, sequentially, to the Class 1-A-1 and Class 1-A-2 Certificates, in that order, until their respective class certificate balances are reduced to zero;

                    (y) 45.4545455743%, sequentially, to the Class 1-A-10, Class 1-A-11 and Class 1-A-12 Certificates, in that order, until their respective class certificate balances are reduced to zero; and

                    (z) 9.0909088515%, to the Class 1-A-13 Certificates, until its class certificate balance is reduced to zero;

               (ii) to the Class 1-A-4, Class 1-A-5 and Class 1-A-7 Certificates, in an amount up to the amount necessary to reduce their aggregate class certificate balance to their aggregate targeted balance set forth on Schedule 2 for that distribution date, sequentially as follows:

                    (x) to the Class 1-A-7 Certificates, in an amount up to the amount necessary to reduce its class certificate balance to its targeted balance set forth on Schedule 3 for that distribution date;

                    (y) concurrently, to the Class 1-A-4 and Class 1-A-5 Certificates, pro rata, until their respective class certificate balances are reduced to zero; and

                    (z) to the Class 1-A-7 Certificates, without regard to its targeted balance set forth on Schedule 3 for that distribution date, until its class certificate balance is reduced to zero;

               (iii) to the Class 1-A-6 Certificates, in an amount up to the amount necessary to reduce its class certificate balance to its targeted balance set forth on Schedule 4 for that distribution date;

               (iv) to the Class 1-A-4, Class 1-A-5 and Class 1-A-7 Certificates, without regard to their aggregate targeted balance set forth on Schedule 2 for that distribution date, sequentially as follows:

                    (x) to the Class 1-A-7 Certificates, in an amount up to the amount necessary to reduce its class certificate balance to its targeted balance set forth on Schedule 3 for that distribution date;

                    (y) concurrently, to the Class 1-A-4 and Class 1-A-5 Certificates, pro rata, until their respective class certificate balances are reduced to zero; and

                    (z) to the Class 1-A-7 Certificates, without regard to its targeted balance set forth on Schedule 3 for that distribution date, until its class certificate balance is reduced to zero;

               (v) to the Class 1-A-6 Certificates, without regard to its targeted balance set forth on Schedule 4 for that distribution date, until its certificate balance is reduced to zero; and

               (vi) to the Class 1-A-1, Class 1-A-2, Class 1-A-10, Class 1-A-11, Class 1-A-12 and Class 1-A-13 Certificates, without regard to their aggregate planned balance set forth on Schedule 1 for that distribution date, concurrently as follows;

                    (x) 45.4545455743%, sequentially, to the Class 1-A-1 and Class 1-A-2 Certificates, in that order, until their respective class certificate balances are reduced to zero;

                    (y) 45.4545455743% to the Class 1-A-10, Class 1-A-11 and
     Class 1-A-12 Certificates, in that order, until their respective class certificate balances are reduced to zero; and

                    (z) 9.0909088515%, to the Class 1-A-13 Certificates, until its class certificate balance is reduced to zero;

     (4) to the Class 1-A-3 Certificates, until its certificate balance is reduced to zero; and

     (5) concurrently, to the Class 1-A-8 and Class 1-A-9 Certificates, pro rata, without regard to the priority amount, until their respective class certificate balances are reduced to zero.

DISTRIBUTIONS WITH RESPECT TO LOAN GROUP 2

Concurrently, to the Class 2-A-1 and Class 2-A-2 Certificates, pro rata, until their respective class certificate balances are reduced to zero.

Class PO Certificates:

On each distribution date, principal will be distributed to each Class PO Component in an amount equal to the lesser of (x) the PO formula principal amount for the related loan group for that distribution date and (y) the product of:

- available funds for the related loan group remaining after distribution and accretion of interest on the senior certificates in the same certificate group; and

- a fraction, the numerator of which is the related PO formula principal amount and the denominator of which is the sum of that PO formula principal amount and the related senior principal distribution amount.

Subordinated Certificates; Applicable Credit Support Percentage Trigger:

On each distribution date and with respect to both loan groups, to the extent of available funds available therefor, the non-PO formula principal amount for each loan group, up to the subordinated principal distribution amount for each loan group, will be distributed as principal of the subordinated certificates in order of their distribution priorities, beginning with the Class M-1 Certificates, until their respective class certificate balances are reduced to zero. Each class of subordinated certificates will be entitled to receive its pro rata share of the subordinated principal distribution amount from all loan groups (based on its respective class certificate balance); provided, that if the applicable credit support percentage of a class or classes (other than the class of subordinated certificates then outstanding with the highest distribution priority) is less than the original applicable credit support percentage for that class or classes (referred to as "restricted classes"), the restricted classes will not receive distributions of partial principal prepayments and prepayments in full from any loan group. Instead, the portion of the partial principal prepayments and prepayments in full otherwise distributable to the restricted classes will be allocated to those classes of subordinated certificates that are not restricted classes, pro rata, based upon their respective class certificate balances, and distributed in the sequential order described above.

ALLOCATION OF REALIZED LOSSES

On each distribution date, the amount of any realized losses on the mortgage loans in a loan group will be allocated as follows:

- the applicable PO percentage of any realized losses on a discount mortgage loan in a loan group will be allocated to the related Class PO Component; provided, however, that on or before the senior credit support depletion date, (i) those realized losses will be treated as Class PO Deferred Amounts and will be paid on the related Class PO Component (to the extent funds are available from amounts otherwise allocable to the subordinated principal distribution amount) before distributions of principal on the subordinated certificates and (ii) the class certificate balance of the class of subordinated certificates then outstanding with the lowest distribution priority will be reduced by the amount of any payments of Class PO Deferred Amounts; and

- the applicable non-PO percentage of any realized losses on the mortgage loans in a loan group will be allocated in the following order of priority:

     - first, to the subordinated certificates in the reverse order of their priority of distribution, beginning with the class of subordinated certificates outstanding with the lowest distribution priority until their respective class certificate balances are reduced to zero: and

     - second, concurrently to the senior certificates (other than the notional amount certificates and the related Class PO Component) related to that loan group, pro rata, based upon their respective class certificate balances or, in the case of the Class 1-A-6 Certificates, on the basis of the lesser of its class certificate balance immediately prior to that distribution date and its initial class certificate balance, except that realized losses that would otherwise be allocated to the Class 1-A-8

          Certificates will instead be allocated to the Class 1-A-9 Certificates, until its class certificate balance is reduced to zero.

CREDIT ENHANCEMENT

The issuance of senior certificates and subordinated certificates by the issuing entity is designed to increase the likelihood that senior certificateholders will receive regular distributions of interest and principal.

Subordination

The senior certificates will have a distribution priority over the classes of subordinated certificates. Among the subordinated certificates offered by this free writing prospectus, the Class M Certificates will have a distribution priority over the Class B Certificates. Within the Class B Certificates, each class of certificates will have a distribution priority over those classes of certificates, if any, with a higher numerical designation.

Subordination is designed to provide the holders of certificates with a higher distribution priority with protection against losses realized when the remaining unpaid principal balance of a mortgage loan exceeds the proceeds recovered upon the liquidation of that mortgage loan. In general, this loss protection is accomplished by allocating the realized losses on the mortgage loans in a loan group first, to the subordinated certificates, beginning with the class of subordinated certificates then outstanding with the lowest payment priority, and second to the related senior certificates (other than the notional amount certificates) in accordance with the priorities set forth above under "-- Allocation of Losses." Further, the class certificate balance of the class of subordinated certificates with the lowest distribution priority will be reduced by the amount of distributions on the Class PO Certificates in reimbursement for the Class PO deferred amounts as described above under "-- Allocation of Realized Losses."

Additionally, as described above under "-- Principal Payments," unless certain conditions are met, the senior prepayment percentage related to a loan group (which determines the allocation of unscheduled payments of principal between the related senior certificates and the subordinated certificates) will exceed the related senior percentage (which represents such senior certificates' pro rata percentage interest in the mortgage loans in that loan group). This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates which receive these unscheduled payments of principal while, in the absence of realized losses, increasing the interest in the principal balance of the mortgage pool evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

Cross-Collateralization

If on any distribution date the aggregate class certificate balance of the senior certificates of a senior certificate group, other than the Class PO Component and related notional amount certificates, after giving effect to distributions to be made on that distribution date, is greater than the non-PO pool balance for that loan group (any such group, an "undercollateralized group"), all amounts otherwise distributable as principal to the subordinated certificates (or, following the senior credit support depletion date, the amounts described in the following sentence) will be distributed as principal to the senior certificates of that undercollateralized group, other than the related Class PO Component and related notional amount certificates, until the aggregate class certificate balance of the senior certificates, other than the related Class PO Component and related notional amount certificates, of the undercollateralized group equals the non-PO pool balance for that loan group (such distribution, an "undercollateralization distribution"). If the senior certificates, other than the related Class PO Component and related notional amount certificates, of a senior certificate group constitute an undercollateralized group on any distribution date following the senior credit support depletion date, undercollateralization distributions will be made from the excess of the available funds for the other loan group remaining after all required amounts for that distribution date have been distributed to the senior certificates, other than the related Class PO Component and related notional amount certificates, of that senior certificate group.

Accordingly, the subordinated certificates will not receive distributions of principal until each undercollateralized group is no longer undercollateralized.

All distributions described in this "Cross-Collateralization" section will be made in accordance with the priorities set forth below under "Distributions on the Certificates -- Principal -- Senior Principal Distribution Amount" and "-- Subordinated Principal Distribution Amount."

ADVANCES

The master servicer will make cash advances with respect to delinquent payments of principal and interest on the mortgage loans to the extent the master servicer reasonably believes that the cash advances can be repaid from future payments on the mortgage loans. These cash advances are only intended to maintain a regular flow of scheduled interest and principal payments on the certificates and are not intended to guarantee or insure against losses.

REPURCHASE, SUBSTITUTION AND PURCHASE OF MORTGAGE LOANS

The sellers may be required to repurchase, or substitute with a replacement mortgage loan, any mortgage loan as to which there exists deficient documentation or as to which there has been an uncured breach of any representation or warranty relating to the characteristics of the mortgage loans that materially and adversely affects the interests of the certificateholders in that mortgage loan.

Additionally, the master servicer may purchase from the issuing entity any mortgage loan that is delinquent in payment by 151 days or more.

Countrywide Home Loans, Inc. also will be obligated to purchase any mortgage loan with respect to which it has modified the mortgage rate at the request of the borrower.

The purchase price for any mortgage loans repurchased or purchased by a seller or the master servicer will be generally equal to the stated principal balance of the mortgage loan plus interest accrued at the applicable mortgage rate (and in the case of purchases by the master servicer, less the master servicing fee rate).

OPTIONAL TERMINATION

The master servicer may purchase all of the remaining assets of the issuing entity and retire all the outstanding classes of certificates on or after the distribution date on which the aggregate stated principal balance of the mortgage loans and any related real estate owned by the issuing entity is less than or equal to 10% of the sum of (x) the aggregate stated principal balance of the mortgage loans as of the initial cut-off date and (y) any pre-funded amounts.

TAX STATUS

For federal income tax purposes, the issuing entity (exclusive of the prefunding account and the capitalized interest account) will consist of one or more
REMICs: one or more underlying REMICs (if any) and the master REMIC. The assets of the lowest underlying REMIC in this tiered structure (or the master REMIC if there are no underlying REMICs) will consist of the mortgage loans and any other assets designated in the pooling and servicing agreement. The master REMIC will issue the several classes of certificates, which, other than the Class A-R Certificates, will represent the regular interests in the master REMIC. The Class A-R Certificates will represent ownership of both the residual interest in the master REMIC and the residual interests in any underlying REMICs.

ERISA CONSIDERATIONS

The offered certificates (other than the Class PO, Class X and Class A-R Certificates) may be purchased by a pension or other benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, as amended, or by an entity investing the assets of such a benefit plan, so long as certain conditions are met.

LEGAL INVESTMENT

The senior certificates and the Class M-1 and Class M-2 Certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 as long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. None of the other classes of offered certificates will be "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

                                  LOAN GROUP 1

                                MORTGAGE RATES(1)

                                                              PERCENT OF
                                                                INITIAL                         WEIGHTED     WEIGHTED     WEIGHTED
                                NUMBER OF                      MORTGAGE                          AVERAGE      AVERAGE     AVERAGE
                                 INITIAL       AGGREGATE       LOANS IN        AVERAGE       REMAINING TERM    FICO       ORIGINAL
                                 MORTGAGE  PRINCIPAL BALANCE     LOAN     PRINCIPAL BALANCE   TO MATURITY     CREDIT   LOAN-TO-VALUE
MORTGAGE RATE (%)                 LOANS       OUTSTANDING       GROUP 1    OUTSTANDING ($)      (MONTHS)       SCORE     RATIO (%)
-----------------               ---------  -----------------  ----------  -----------------  --------------  --------  -------------
5.375 ........................        1     $    468,000.00       0.10%       468,000.00           360          770        80.00
5.625 ........................        6        3,521,500.00       0.74        586,916.67           360          727        77.61
5.750 ........................        9        5,064,700.00       1.06        562,744.44           360          726        72.71
5.875 ........................       26       14,987,516.74       3.13        576,442.95           359          739        72.56
6.000 ........................       56       32,155,493.25       6.73        574,205.24           360          745        72.25
6.125 ........................       73       45,024,142.62       9.42        616,769.08           360          751        69.71
6.170 ........................        1          457,000.00       0.10        457,000.00           360          701        89.61
6.250 ........................      126       77,821,341.30      16.28        617,629.69           360          741        73.62
6.280 ........................        1          496,700.00       0.10        496,700.00           360          680        89.98
6.375 ........................      146       95,203,101.68      19.91        652,076.04           360          743        71.90
6.405 ........................        1          536,000.00       0.11        536,000.00           360          666        86.45
6.500 ........................      141       85,282,959.34      17.84        604,843.68           360          740        73.25
6.625 ........................       74       46,421,577.26       9.71        627,318.61           360          741        73.51
6.710 ........................        1          595,000.00       0.12        595,000.00           360          664        84.40
6.750 ........................       46       30,644,662.00       6.41        666,188.30           360          735        73.32
6.875 ........................       38       22,869,270.00       4.78        601,822.89           360          739        74.98
7.000 ........................        9        5,558,234.00       1.16        617,581.56           360          740        79.79
7.125 ........................        6        3,489,100.00       0.73        581,516.67           360          733        75.72
7.250 ........................        7        4,207,987.17       0.88        601,141.02           360          722        77.45
7.255 ........................        1          646,000.00       0.14        646,000.00           360          747        95.00
7.375 ........................        3        1,676,000.00       0.35        558,666.67           359          739        79.21
7.500 ........................        1          422,000.00       0.09        422,000.00           360          701        79.99
8.000 ........................        1          579,500.00       0.12        579,500.00           360          749        80.00
                                    ---     ---------------     ------
   Total .....................      774     $478,127,785.36     100.00%
                                    ===     ===============     ======

----------
(1) The lender acquired mortgage insurance Initial Mortgage Loans in loan group 1 are shown in the preceding table at the mortgage rates net of the interest premium charge by the related lenders. As of the initial cut-off date, the weighted average mortgage rate of the Initial Mortgage Loans in loan group 1 (as so adjusted) was approximately 6.400% per annum. Without the adjustment, the weighted average mortgage rate of the Initial Mortgage Loan in loan group 1 was approximately 6.402% per annum.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                            PERCENT OF                               WEIGHTED              WEIGHTED
                                                              INITIAL                                AVERAGE    WEIGHTED   AVERAGE
                                NUMBER OF     AGGREGATE      MORTGAGE       AVERAGE      WEIGHTED   REMAINING    AVERAGE   ORIGINAL
                                 INITIAL      PRINCIPAL      LOANS IN      PRINCIPAL      AVERAGE      TERM       FICO     LOAN-TO-
RANGE OF CURRENT MORTGAGE        MORTGAGE      BALANCE         LOAN         BALANCE      MORTGAGE  TO MATURITY   CREDIT     VALUE
LOAN PRINCIPAL BALANCES ($)       LOANS      OUTSTANDING      GROUP 1   OUTSTANDING ($)  RATE (%)    (MONTHS)     SCORE   RATIO (%)
---------------------------     ---------  ---------------  ----------  ---------------  --------  -----------  --------  ---------
  350,000.01 -   400,000.00 ..       1     $    390,000.00      0.08%       390,000.00     6.250       359         703      37.04
  400,000.01 -   450,000.00 ..      71       31,228,373.61      6.53        439,836.25     6.373       360         729      73.64
  450,000.01 -   500,000.00 ..     173       82,497,201.38     17.25        476,862.44     6.353       360         741      74.21
  500,000.01 -   550,000.00 ..     145       76,386,360.30     15.98        526,802.48     6.415       360         737      74.11
  550,000.01 -   600,000.00 ..     101       58,523,537.10     12.24        579,440.96     6.426       360         737      73.31
  600,000.01 -   650,000.00 ..      79       49,944,834.53     10.45        632,213.10     6.457       360         739      74.82
  650,000.01 -   700,000.00 ..      30       20,442,800.00      4.28        681,426.67     6.286       360         748      71.77
  700,000.01 -   750,000.00 ..      35       25,491,013.62      5.33        728,314.67     6.464       360         750      74.65
  750,000.01 - 1,000,000.00 ..     117      104,570,345.64     21.87        893,763.64     6.405       360         745      71.58
1,000,000.01 - 1,500,000.00 ..      18       21,658,319.18      4.53      1,203,239.95     6.446       360         754      69.38
1,500,000.01 - 2,000,000.00 ..       4        6,995,000.00      1.46      1,748,750.00     6.343       360         742      61.67
                                   ---     ---------------    ------
   Total .....................     774     $478,127,785.36    100.00%
                                   ===     ===============    ======

----------
(1) As of the initial cut-off date, the average current mortgage loan principal balance of the Initial Mortgage Loans in loan group 1 was approximately $617,736.

                              FICO CREDIT SCORES(1)

                                                            PERCENT OF                               WEIGHTED              WEIGHTED
                                                              INITIAL                                AVERAGE    WEIGHTED   AVERAGE
                                NUMBER OF     AGGREGATE      MORTGAGE       AVERAGE      WEIGHTED   REMAINING    AVERAGE   ORIGINAL
                                 INITIAL      PRINCIPAL      LOANS IN      PRINCIPAL      AVERAGE      TERM       FICO     LOAN-TO-
                                 MORTGAGE      BALANCE         LOAN         BALANCE      MORTGAGE  TO MATURITY   CREDIT     VALUE
RANGE OF FICO CREDIT SCORES       LOANS      OUTSTANDING      GROUP 1   OUTSTANDING ($)  RATE (%)    (MONTHS)     SCORE   RATIO (%)
---------------------------     ---------  ---------------  ----------  ---------------  --------  -----------  --------  ---------
660-679 ......................      46     $ 25,776,204.08      5.39%     560,352.26       6.362       360         669      76.14
680-699 ......................      57       33,888,889.63      7.09      594,541.92       6.428       360         688      76.26
700-719 ......................     136       82,094,255.61     17.17      603,634.23       6.420       360         710      72.70
720 and Above ................     535      336,368,436.04     70.35      628,726.05       6.399       360         760      72.54
                                   ---     ---------------    ------
   Total .....................     774     $478,127,785.36    100.00%
                                   ===     ===============    ======

----------
(1) As of the initial cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Initial Mortgage Loans in loan group 1 was approximately 741.

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                            PERCENT OF                               WEIGHTED              WEIGHTED
                                                              INITIAL                                AVERAGE    WEIGHTED   AVERAGE
                                NUMBER OF     AGGREGATE      MORTGAGE       AVERAGE      WEIGHTED   REMAINING    AVERAGE   ORIGINAL
                                 INITIAL      PRINCIPAL      LOANS IN      PRINCIPAL      AVERAGE      TERM       FICO     LOAN-TO-
RANGE OF ORIGINAL                MORTGAGE      BALANCE         LOAN         BALANCE      MORTGAGE  TO MATURITY   CREDIT     VALUE
LOAN-TO-VALUE RATIOS (%)          LOANS      OUTSTANDING      GROUP 1   OUTSTANDING ($)  RATE (%)    (MONTHS)     SCORE   RATIO (%)
------------------------        ---------  ---------------  ----------  ---------------  --------  -----------  --------  ---------
50.00 and Below ..............      31     $ 21,166,569.37      4.43%     682,792.56       6.334       360         752      39.89
50.01 to 55.00 ...............      23       14,816,595.97      3.10      644,199.82       6.298       360         747      53.11
55.01 to 60.00 ...............      29       21,357,601.34      4.47      736,469.01       6.353       360         739      58.10
60.01 to 65.00 ...............      54       35,379,325.27      7.40      655,172.69       6.390       360         744      62.66
65.01 to 70.00 ...............      92       53,870,221.58     11.27      585,545.89       6.371       360         745      68.39
70.01 to 75.00 ...............      82       55,788,311.99     11.67      680,345.27       6.406       360         746      73.36
75.01 to 80.00 ...............     441      264,673,680.55     55.36      600,167.08       6.420       360         739      79.60
80.01 to 85.00 ...............       5        2,423,600.00      0.51      484,720.00       6.419       360         692      83.50
85.01 to 90.00 ...............      15        7,377,879.29      1.54      491,858.62       6.446       359         709      89.16
90.01 to 95.00 ...............       2        1,274,000.00      0.27      637,000.00       7.074       360         728      94.03
                                   ---     ---------------    ------
   Total .....................     774     $478,127,785.36    100.00%
                                   ===     ===============    ======

----------
(1) As of the initial cut-off date, the weighted average original Loan-to-Value Ratio of the Initial Mortgage Loans in loan group 1 was approximately 73.02%.

(2) Does not take into account any secondary financing on the Initial Mortgage Loans in loan group 1 that may exist at the time of origination.

                  STATE DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                            PERCENT OF                               WEIGHTED              WEIGHTED
                                                              INITIAL                                AVERAGE    WEIGHTED   AVERAGE
                                NUMBER OF     AGGREGATE      MORTGAGE       AVERAGE      WEIGHTED   REMAINING    AVERAGE   ORIGINAL
                                 INITIAL      PRINCIPAL      LOANS IN      PRINCIPAL      AVERAGE      TERM       FICO     LOAN-TO-
                                 MORTGAGE      BALANCE         LOAN         BALANCE      MORTGAGE  TO MATURITY   CREDIT     VALUE
STATE                             LOANS      OUTSTANDING      GROUP 1   OUTSTANDING ($)  RATE (%)    (MONTHS)     SCORE   RATIO (%)
-----                           ---------  ---------------  ----------  ---------------  --------  -----------  --------  ---------
California ...................     321     $194,998,930.84     40.78%     607,473.30       6.387       360         743      72.57
Colorado .....................      16        9,806,265.66      2.05      612,891.60       6.312       360         738      74.24
Florida ......................      46       27,942,168.31      5.84      607,438.44       6.531       360         736      72.08
Illinois .....................      19       11,476,226.00      2.40      604,011.89       6.350       360         758      72.84
Maryland .....................      30       18,118,259.11      3.79      603,941.97       6.550       360         729      75.74
Nevada .......................      20       12,938,090.18      2.71      646,904.51       6.390       360         736      78.85
New Jersey ...................      25       15,717,408.09      3.29      628,696.32       6.478       360         740      72.39
New York .....................      43       28,658,920.11      5.99      666,486.51       6.392       360         739      71.46
Texas ........................      18       11,620,335.21      2.43      645,574.18       6.347       360         741      71.69
Virginia .....................      40       24,550,736.89      5.13      613,768.42       6.435       360         738      75.70
Washington ...................      34       19,153,783.34      4.01      563,346.57       6.287       360         748      74.28
Other (less than 2%) .........     162      103,146,661.62     21.57      636,707.79       6.397       360         741      72.64
                                   ---     ---------------    ------
   Total .....................     774     $478,127,785.36    100.00%
                                   ===     ===============    ======

----------
(1) The Other row in the preceding table includes 31 other states and the District of Columbia with under 2% concentrations individually. As of the initial cut-off date, no more than approximately 0.765% of the Initial Mortgage Loans in loan group 1 were secured by mortgaged properties located in any one postal zip code area.

                            PURPOSE OF MORTGAGE LOANS

                                                            PERCENT OF                               WEIGHTED              WEIGHTED
                                                              INITIAL                                AVERAGE    WEIGHTED   AVERAGE
                                NUMBER OF     AGGREGATE      MORTGAGE       AVERAGE      WEIGHTED   REMAINING    AVERAGE   ORIGINAL
                                 INITIAL      PRINCIPAL      LOANS IN      PRINCIPAL      AVERAGE      TERM       FICO     LOAN-TO-
                                 MORTGAGE      BALANCE         LOAN         BALANCE      MORTGAGE  TO MATURITY   CREDIT     VALUE
LOAN PURPOSE                      LOANS      OUTSTANDING      GROUP 1   OUTSTANDING ($)  RATE (%)    (MONTHS)     SCORE   RATIO (%)
------------                    ---------  ---------------  ----------  ---------------  --------  -----------  --------  ---------
Refinance (cash-out) .........     227     $128,601,074.40     26.90%     566,524.56       6.365       360         727      69.91
Purchase .....................     433      276,545,757.00     57.84      638,673.80       6.423       360         749      75.46
Refinance (rate/term) ........     114       72,980,953.96     15.26      640,183.81       6.391       360         737      69.26
                                   ---     ---------------    ------
   Total .....................     774     $478,127,785.36    100.00%
                                   ===     ===============    ======

                          TYPES OF MORTGAGED PROPERTIES

                                                            PERCENT OF                               WEIGHTED              WEIGHTED
                                                              INITIAL                                AVERAGE    WEIGHTED   AVERAGE
                                NUMBER OF     AGGREGATE      MORTGAGE       AVERAGE      WEIGHTED   REMAINING    AVERAGE   ORIGINAL
                                 INITIAL      PRINCIPAL      LOANS IN      PRINCIPAL      AVERAGE      TERM       FICO     LOAN-TO-
                                 MORTGAGE      BALANCE         LOAN         BALANCE      MORTGAGE  TO MATURITY   CREDIT     VALUE
PROPERTY TYPE                     LOANS      OUTSTANDING      GROUP 1   OUTSTANDING ($)  RATE (%)    (MONTHS)     SCORE   RATIO (%)
-------------                   ---------  ---------------  ----------  ---------------  --------  -----------  --------  ---------
Cooperative ..................       1     $    900,000.00      0.19%     900,000.00       6.500       360         667      64.52
Low-rise Condominium .........      44       26,606,622.89      5.56      604,695.97       6.523       360         742      76.12
Planned Unit Development .....     239      148,811,892.20     31.12      622,643.90       6.400       360         743      75.10
Single Family Residence ......     490      301,809,270.27     63.12      615,937.29       6.393       360         740      71.75
                                   ---     ---------------    ------
   Total .....................     774     $478,127,785.36    100.00%
                                   ===     ===============    ======

                               OCCUPANCY TYPES(1)

                                                            PERCENT OF                               WEIGHTED              WEIGHTED
                                                              INITIAL                                AVERAGE    WEIGHTED   AVERAGE
                                NUMBER OF     AGGREGATE      MORTGAGE       AVERAGE      WEIGHTED   REMAINING    AVERAGE   ORIGINAL
                                 INITIAL      PRINCIPAL      LOANS IN      PRINCIPAL      AVERAGE      TERM       FICO     LOAN-TO-
                                 MORTGAGE      BALANCE         LOAN         BALANCE      MORTGAGE  TO MATURITY   CREDIT     VALUE
OCCUPANCY TYPE                    LOANS      OUTSTANDING      GROUP 1   OUTSTANDING ($)  RATE (%)    (MONTHS)     SCORE   RATIO (%)
--------------                  ---------  ---------------  ----------  ---------------  --------  -----------  --------  ---------
Primary Residence ............     714     $440,562,699.92     92.14%     617,034.59       6.396       360         741      72.78
Secondary Residence ..........      60       37,565,085.44      7.86      626,084.76       6.477       360         749      75.84
                                   ---     ---------------    ------
   Total .....................     774     $478,127,785.36    100.00%
                                   ===     ===============    ======

----------
(1) Based upon representations of the related borrowers at the time of origination.

                         REMAINING TERMS TO MATURITY(1)

                                                            PERCENT OF                                        WEIGHTED
                                                              INITIAL                              WEIGHTED   AVERAGE
                                NUMBER OF     AGGREGATE      MORTGAGE       AVERAGE      WEIGHTED   AVERAGE   ORIGINAL
                                 INITIAL      PRINCIPAL      LOANS IN      PRINCIPAL      AVERAGE    FICO     LOAN-TO-
REMAINING TERM                   MORTGAGE      BALANCE         LOAN         BALANCE      MORTGAGE   CREDIT     VALUE
TO MATURITY (MONTHS)              LOANS      OUTSTANDING      GROUP 1   OUTSTANDING ($)  RATE (%)    SCORE   RATIO (%)
--------------------            ---------  ---------------  ----------  ---------------  --------  --------  ---------
360 ..........................     680     $420,931,565.60     88.04%     $619,017.01      6.410      741      72.75
359 ..........................      66       39,183,547.21      8.20       593,690.11      6.342      742      74.37
358 ..........................      18       12,318,234.87      2.58       684,346.38      6.409      744      77.98
357 ..........................       1          440,000.00      0.09       440,000.00      6.500      768      72.13
356 ..........................       4        2,671,474.20      0.56       667,868.55      6.431      731      69.07
355 ..........................       2        1,041,664.25      0.22       520,832.13      5.929      710      74.26
353 ..........................       1          520,145.06      0.11       520,145.06      6.250      709      79.39
352 ..........................       1          435,674.99      0.09       435,674.99      6.500      780      80.00
350 ..........................       1          585,479.18      0.12       585,479.18      5.875      700      80.00
                                   ---     ---------------    ------
   Total .....................     774     $478,127,785.36    100.00%
                                   ===     ===============    ======

----------
(1) As of the initial cut-off date, the weighted average remaining term to maturity of the Initial Mortgage Loans in loan group 1 was approximately 360 months.

                      INTEREST-ONLY PERIODS AT ORIGINATION

                                                            PERCENT OF                               WEIGHTED              WEIGHTED
                                                              INITIAL                                AVERAGE    WEIGHTED   AVERAGE
                                NUMBER OF     AGGREGATE      MORTGAGE       AVERAGE      WEIGHTED   REMAINING    AVERAGE   ORIGINAL
                                 INITIAL      PRINCIPAL      LOANS IN      PRINCIPAL      AVERAGE      TERM       FICO     LOAN-TO-
                                 MORTGAGE      BALANCE         LOAN         BALANCE      MORTGAGE  TO MATURITY   CREDIT     VALUE
INTEREST-ONLY PERIOD (MONTHS)     LOANS      OUTSTANDING      GROUP 1   OUTSTANDING ($)  RATE (%)    (MONTHS)     SCORE   RATIO (%)
-----------------------------   ---------  ---------------  ----------  ---------------  --------  -----------  --------  ---------
0 ............................     497     $300,498,342.70     62.85%     604,624.43       6.347       360         740      72.03
120 ..........................     277      177,629,442.66     37.15      641,261.53       6.497       360         743      74.70
                                   ---     ---------------    ------
   Total .....................     774     $478,127,785.36    100.00%
                                   ===     ===============    ======

                    PREPAYMENT CHARGE PERIODS AT ORIGINATION

                                                            PERCENT OF                               WEIGHTED              WEIGHTED
                                                              INITIAL                                AVERAGE    WEIGHTED   AVERAGE
                                NUMBER OF     AGGREGATE      MORTGAGE       AVERAGE      WEIGHTED   REMAINING    AVERAGE   ORIGINAL
                                 INITIAL      PRINCIPAL      LOANS IN      PRINCIPAL      AVERAGE      TERM       FICO     LOAN-TO-
PREPAYMENT CHARGE PERIOD         MORTGAGE      BALANCE         LOAN         BALANCE      MORTGAGE  TO MATURITY   CREDIT     VALUE
(MONTHS)                          LOANS      OUTSTANDING      GROUP 1   OUTSTANDING ($)  RATE (%)    (MONTHS)     SCORE   RATIO (%)
------------------------        ---------  ---------------  ----------  ---------------  --------  -----------  --------  ---------
0 ............................     765     $472,269,469.36     98.77%     617,345.71       6.401       360         741      72.98
36 ...........................       1          564,000.00      0.12      564,000.00       6.250       360         712      80.00
60 ...........................       8        5,294,316.00      1.11      661,789.50       6.534       360         737      75.78
                                   ---     ---------------    ------
   Total .....................     774     $478,127,785.36    100.00%
                                   ===     ===============    ======

                                  LOAN GROUP 2

                                MORTGAGE RATES(1)

                                                            PERCENT OF                    WEIGHTED              WEIGHTED
                                                              INITIAL                     AVERAGE    WEIGHTED   AVERAGE
                                NUMBER OF     AGGREGATE     MORTGAGE       AVERAGE       REMAINING    AVERAGE   ORIGINAL
                                 INITIAL      PRINCIPAL     LOANS IN      PRINCIPAL         TERM       FICO     LOAN-TO-
                                 MORTGAGE      BALANCE        LOAN         BALANCE      TO MATURITY   CREDIT     VALUE
MORTGAGE RATE (%)                 LOANS      OUTSTANDING     GROUP 2   OUTSTANDING ($)    (MONTHS)     SCORE   RATIO (%)
-----------------               ---------  --------------  ----------  ---------------  -----------  --------  ---------
5.250 ........................       1     $   650,000.00      1.08%      650,000.00        354         797      54.17
5.750 ........................       1         440,000.00      0.73       440,000.00        360         730      80.00
5.875 ........................       2       1,515,999.00      2.52       757,999.50        360         773      70.20
6.000 ........................       5       3,510,637.00      5.83       702,127.40        360         761      63.13
6.125 ........................       7       4,787,250.00      7.94       683,892.86        360         727      65.92
6.210 ........................       1         600,001.00      1.00       600,001.00        359         691      82.76
6.250 ........................      14       9,466,912.00     15.71       676,208.00        360         737      71.84
6.375 ........................      18      11,183,700.00     18.56       621,316.67        360         742      75.38
6.500 ........................      16       9,896,240.00     16.42       618,515.00        360         743      77.56
6.625 ........................      16      11,172,272.00     18.54       698,267.00        360         739      73.97
6.750 ........................       8       5,110,690.00      8.48       638,836.25        359         752      78.58
6.875 ........................       2       1,419,083.33      2.35       709,541.67        359         686      79.77
7.000 ........................       1         507,500.00      0.84       507,500.00        360         795      70.00
                                   ---     --------------    ------
   Total .....................      92     $60,260,284.33    100.00%
                                   ===     ==============    ======

----------
(1) The lender acquired mortgage insurance Initial Mortgage Loans in loan group 2 are shown in the preceding table at the mortgage rates net of the interest premium charge by the related lenders. As of the initial cut-off date, the weighted average mortgage rate of the Initial Mortgage Loans in loan group 2 (as so adjusted) was approximately 6.398% per annum. Without the adjustment, the weighted average mortgage rate of the Initial Mortgage Loan in loan group 2 was approximately 6.401% per annum.

                   CURRENT MORTGAGE LOAN PRINCIPAL BALANCES(1)

                                                           PERCENT OF                               WEIGHTED              WEIGHTED
                                                             INITIAL                                AVERAGE    WEIGHTED   AVERAGE
                                NUMBER OF    AGGREGATE      MORTGAGE       AVERAGE      WEIGHTED   REMAINING    AVERAGE   ORIGINAL
                                 INITIAL     PRINCIPAL      LOANS IN      PRINCIPAL      AVERAGE      TERM       FICO     LOAN-TO-
RANGE OF CURRENT MORTGAGE        MORTGAGE     BALANCE         LOAN         BALANCE      MORTGAGE  TO MATURITY   CREDIT     VALUE
LOAN PRINCIPAL BALANCES ($)       LOANS     OUTSTANDING      GROUP 2   OUTSTANDING ($)  RATE (%)    (MONTHS)     SCORE   RATIO (%)
---------------------------     ---------  --------------  ----------  ---------------  --------  -----------  --------  ---------
  400,000.01 - 450,000.00 ....       7     $ 3,108,018.00      5.16%       444,002.57     6.304       360         727      80.95
  450,000.01 - 500,000.00 ....      19       9,138,853.00     15.17        480,992.26     6.459       360         732      77.68
  500,000.01 - 550,000.00 ....      10       5,252,322.00      8.72        525,232.20     6.449       360         761      77.29
  550,000.01 - 600,000.00 ....       8       4,650,637.00      7.72        581,329.63     6.296       360         730      77.13
  600,000.01 - 650,000.00 ....      16      10,163,451.00     16.87        635,215.69     6.372       359         743      70.39
  650,000.01 - 700,000.00 ....       4       2,690,572.00      4.46        672,643.00     6.408       360         720      78.86
  700,000.01 - 750,000.00 ....       2       1,434,000.00      2.38        717,000.00     6.312       360         713      75.72
  750,000.01 - 1,000,000.00 ..      24      21,216,181.33     35.21        884,007.56     6.426       360         750      69.44
1,000,000.01 - 1,500,000.00 ..       2       2,606,250.00      4.32      1,303,125.00     6.356       360         737      75.00
                                   ---     --------------    ------
   Total .....................      92     $60,260,284.33    100.00%
                                   ===     ==============    ======

----------
(1) As of the initial cut-off date, the average current mortgage loan principal balance of the Initial Mortgage Loans in loan group 2 was approximately $655,003.

                              FICO CREDIT SCORES(1)

                                                           PERCENT OF                               WEIGHTED              WEIGHTED
                                                             INITIAL                                AVERAGE    WEIGHTED   AVERAGE
                                NUMBER OF     AGGREGATE     MORTGAGE       AVERAGE      WEIGHTED   REMAINING    AVERAGE   ORIGINAL
                                 INITIAL      PRINCIPAL     LOANS IN      PRINCIPAL      AVERAGE      TERM       FICO     LOAN-TO-
RANGE OF                         MORTGAGE      BALANCE        LOAN         BALANCE      MORTGAGE  TO MATURITY   CREDIT     VALUE
FICO CREDIT SCORES                LOANS      OUTSTANDING     GROUP 2   OUTSTANDING ($)  RATE (%)    (MONTHS)     SCORE   RATIO (%)
------------------              ---------  --------------  ----------  ---------------  --------  -----------  --------  ---------
660-679 ......................      10     $ 6,289,633.33     10.44%      628,963.33      6.371       360         673      74.36
680-699 ......................       6       3,506,573.00      5.82       584,428.83      6.480       360         692      79.60
700-719 ......................      13       8,874,750.00     14.73       682,673.08      6.429       360         711      73.30
720 and Above ................      63      41,589,328.00     69.02       660,148.06      6.393       360         763      72.95
                                   ---     --------------    ------
   Total .....................      92     $60,260,284.33    100.00%
                                   ===     ==============    ======

----------
(1) As of the initial cut-off date, the weighted average FICO Credit Score of the mortgagors related to the Initial Mortgage Loans in loan group 2 was approximately 742.

                       ORIGINAL LOAN-TO-VALUE RATIOS(1)(2)

                                                           PERCENT OF                               WEIGHTED              WEIGHTED
                                                             INITIAL                                AVERAGE    WEIGHTED   AVERAGE
                                NUMBER OF     AGGREGATE     MORTGAGE       AVERAGE      WEIGHTED   REMAINING    AVERAGE   ORIGINAL
                                 INITIAL      PRINCIPAL     LOANS IN      PRINCIPAL      AVERAGE      TERM       FICO     LOAN-TO-
RANGE OF ORIGINAL                MORTGAGE      BALANCE        LOAN         BALANCE      MORTGAGE  TO MATURITY   CREDIT     VALUE
LOAN-TO-VALUE RATIOS (%)          LOANS      OUTSTANDING     GROUP 2   OUTSTANDING ($)  RATE (%)    (MONTHS)     SCORE   RATIO (%)
------------------------        ---------  --------------  ----------  ---------------  --------  -----------  --------  ---------
50.00 and Below ..............       2     $ 1,900,000.00      3.15%     950,000.00       6.059       360         775      36.14
50.01 to 55.00 ...............       3       1,930,000.00      3.20      643,333.33       5.913       358         737      52.89
55.01 to 60.00 ...............       5       3,783,500.00      6.28      756,700.00       6.473       360         743      57.78
60.01 to 65.00 ...............       1         850,000.00      1.41      850,000.00       6.375       360         761      63.83
65.01 to 70.00 ...............      10       6,962,498.00     11.55      696,249.80       6.275       360         759      67.84
70.01 to 75.00 ...............      13       9,853,750.00     16.35      757,980.77       6.426       360         745      73.02
75.01 to 80.00 ...............      54      32,998,460.33     54.76      611,082.60       6.452       360         735      79.32
80.01 to 85.00 ...............       1         600,001.00      1.00      600,001.00       6.500       359         691      82.76
85.01 to 90.00 ...............       1         464,000.00      0.77      464,000.00       6.625       360         722      89.23
90.01 to 95.00 ...............       2         918,075.00      1.52      459,037.50       6.568       358         756      94.91
                                   ---     --------------    ------
   Total .....................      92     $60,260,284.33    100.00%
                                   ===     ==============    ======

----------
(1) As of the initial cut-off date, the weighted average original Loan-to-Value Ratio of the Initial Mortgage Loans in loan group 2 was approximately 73.53%.

(2) Does not take into account any secondary financing on the Initial Mortgage Loans in loan group 2 that may exist at the time of origination.

                  STATE DISTRIBUTION OF MORTGAGED PROPERTIES(1)

                                                           PERCENT OF                               WEIGHTED              WEIGHTED
                                                             INITIAL                                AVERAGE    WEIGHTED   AVERAGE
                                NUMBER OF     AGGREGATE     MORTGAGE       AVERAGE      WEIGHTED   REMAINING    AVERAGE   ORIGINAL
                                 INITIAL      PRINCIPAL     LOANS IN      PRINCIPAL      AVERAGE      TERM       FICO     LOAN-TO-
                                 MORTGAGE      BALANCE        LOAN         BALANCE      MORTGAGE  TO MATURITY   CREDIT     VALUE
STATE                             LOANS      OUTSTANDING     GROUP 2   OUTSTANDING ($)  RATE (%)    (MONTHS)     SCORE   RATIO (%)
-----                           ---------  --------------  ----------  ---------------  --------  -----------  --------  ---------
Arizona ......................       3     $ 1,769,637.00      2.94%       589,879.00     6.146       360         744      78.24
California ...................      38      23,917,218.33     39.69        629,400.48     6.468       360         739      74.98
Florida ......................       5       2,890,500.00      4.80        578,100.00     6.323       360         751      73.84
Georgia ......................       2       1,316,868.00      2.19        658,434.00     6.416       360         745      80.00
Hawaii .......................       2       1,479,200.00      2.45        739,600.00     6.384       359         711      80.00
Illinois .....................       3       2,645,550.00      4.39        881,850.00     6.469       360         737      74.21
Maryland .....................       7       4,525,515.00      7.51        646,502.14     6.470       359         766      73.62
Nevada .......................       2       1,256,000.00      2.08        628,000.00     6.324       359         680      80.00
New Jersey ...................       3       2,204,472.00      3.66        734,824.00     6.421       360         723      56.50
New Mexico ...................       2       1,959,000.00      3.25        979,500.00     6.498       360         746      66.75
New York .....................       5       2,696,000.00      4.47        539,200.00     6.127       359         753      73.54
Ohio .........................       2       1,238,000.00      2.05        619,000.00     6.250       360         707      61.85
Texas ........................       1       1,500,000.00      2.49      1,500,000.00     6.250       360         715      75.00
Utah .........................       2       1,210,000.00      2.01        605,000.00     6.500       360         738      74.93
Virginia .....................       4       2,259,125.00      3.75        564,781.25     6.498       359         774      80.29
Washington ...................       2       1,299,500.00      2.16        649,750.00     6.313       360         752      68.92
Other (less than 2%) .........       9       6,093,699.00     10.11        677,077.67     6.303       360         750      70.25
                                   ---     --------------    ------
   Total .....................      92     $60,260,284.33    100.00%
                                   ===     ==============    ======

----------
(1) The Other row in the preceding table includes nine other states with under 2% concentrations individually. As of the initial cut-off date, no more than approximately 2.489% of the Initial Mortgage Loans in loan group 2 were secured by mortgaged properties located in any one postal zip code area.

                            PURPOSE OF MORTGAGE LOANS

                                                           PERCENT OF                               WEIGHTED              WEIGHTED
                                                             INITIAL                                AVERAGE    WEIGHTED   AVERAGE
                                NUMBER OF     AGGREGATE     MORTGAGE       AVERAGE      WEIGHTED   REMAINING    AVERAGE   ORIGINAL
                                 INITIAL      PRINCIPAL     LOANS IN      PRINCIPAL      AVERAGE      TERM       FICO     LOAN-TO-
                                 MORTGAGE      BALANCE        LOAN         BALANCE      MORTGAGE  TO MATURITY   CREDIT     VALUE
LOAN PURPOSE                      LOANS      OUTSTANDING     GROUP 2   OUTSTANDING ($)  RATE (%)    (MONTHS)     SCORE   RATIO (%)
------------                    ---------  --------------  ----------  ---------------  --------  -----------  --------  ---------
Refinance (cash-out) .........      28     $16,385,883.33     27.19%     585,210.12       6.396       360         716      70.89
Purchase .....................      51      34,449,651.00     57.17      675,483.35       6.396       360         751      76.41
Refinance (rate/term) ........      13       9,424,750.00     15.64      724,980.77       6.428       360         749      67.61
                                   ---     --------------    ------
   Total .....................      92     $60,260,284.33    100.00%
                                   ===     ==============    ======

                          TYPES OF MORTGAGED PROPERTIES

                                                           PERCENT OF                               WEIGHTED              WEIGHTED
                                                             INITIAL                                AVERAGE    WEIGHTED   AVERAGE
                                NUMBER OF     AGGREGATE     MORTGAGE       AVERAGE      WEIGHTED   REMAINING    AVERAGE   ORIGINAL
                                 INITIAL      PRINCIPAL     LOANS IN      PRINCIPAL      AVERAGE      TERM       FICO     LOAN-TO-
                                 MORTGAGE      BALANCE        LOAN         BALANCE      MORTGAGE  TO MATURITY   CREDIT     VALUE
PROPERTY TYPE                     LOANS      OUTSTANDING     GROUP 2   OUTSTANDING ($)  RATE (%)    (MONTHS)     SCORE   RATIO (%)
-------------                   ---------  --------------  ----------  ---------------  --------  -----------  --------  ---------
2-4 Family Residence .........       1     $   756,000.00      1.25%     756,000.00       6.625       360         679      70.99
Low-rise Condominium .........       5       2,968,272.00      4.93      593,654.40       6.582       360         749      79.38
Planned Unit Development .....      31      19,650,316.00     32.61      633,881.16       6.379       360         740      76.25
Single Family Residence ......      55      36,885,696.33     61.21      670,649.02       6.394       360         743      71.67
                                   ---     --------------    ------
   Total .....................      92     $60,260,284.33    100.00%
                                   ===     ==============    ======

                               OCCUPANCY TYPES(1)

                                                           PERCENT OF                               WEIGHTED              WEIGHTED
                                                             INITIAL                                AVERAGE    WEIGHTED   AVERAGE
                                NUMBER OF     AGGREGATE     MORTGAGE       AVERAGE      WEIGHTED   REMAINING    AVERAGE   ORIGINAL
                                 INITIAL      PRINCIPAL     LOANS IN      PRINCIPAL      AVERAGE      TERM       FICO     LOAN-TO-
                                 MORTGAGE      BALANCE        LOAN         BALANCE      MORTGAGE  TO MATURITY   CREDIT     VALUE
OCCUPANCY TYPE                    LOANS      OUTSTANDING     GROUP 2   OUTSTANDING ($)  RATE (%)    (MONTHS)     SCORE   RATIO (%)
--------------                  ---------  --------------  ----------  ---------------  --------  -----------  --------  ---------
Primary Residence ............      85     $55,545,962.33     92.18%     653,481.91       6.394       360         741      73.10
Secondary Residence ..........       7       4,714,322.00      7.82      673,474.57       6.493       360         749      78.68
                                   ---     --------------    ------
   Total .....................      92     $60,260,284.33    100.00%
                                   ===     ==============    ======

----------
(1) Based upon representations of the related borrowers at the time of origination.

                         REMAINING TERMS TO MATURITY(1)

                                                           PERCENT OF                                        WEIGHTED
                                                             INITIAL                              WEIGHTED   AVERAGE
                                NUMBER OF     AGGREGATE     MORTGAGE       AVERAGE      WEIGHTED   AVERAGE   ORIGINAL
                                 INITIAL      PRINCIPAL     LOANS IN      PRINCIPAL      AVERAGE    FICO     LOAN-TO-
REMAINING TERM                   MORTGAGE      BALANCE        LOAN         BALANCE      MORTGAGE   CREDIT     VALUE
TO MATURITY (MONTHS)              LOANS      OUTSTANDING     GROUP 2   OUTSTANDING ($)  RATE (%)    SCORE   RATIO (%)
--------------------            ---------  --------------  ----------  ---------------  --------  --------  ---------
360 ..........................      78     $50,674,810.00     84.09%      649,677.05     6.392       741      73.08
359 ..........................      10       6,850,149.33     11.37       685,014.93     6.523       726      76.80
358 ..........................       2       1,613,750.00      2.68       806,875.00     6.549       779      75.41
357 ..........................       1         471,575.00      0.78       471,575.00     6.750       776      94.83
354 ..........................       1         650,000.00      1.08       650,000.00     5.250       797      54.17
                                   ---     --------------    ------
   Total .....................      92     $60,260,284.33    100.00%
                                   ===     ==============    ======

----------
(1) As of the initial cut-off date, the weighted average remaining term to maturity of the Initial Mortgage Loans in loan group 2 was approximately 360 months.

                      INTEREST-ONLY PERIODS AT ORIGINATION

                                                           PERCENT OF                               WEIGHTED              WEIGHTED
                                                             INITIAL                                AVERAGE    WEIGHTED   AVERAGE
                                NUMBER OF     AGGREGATE     MORTGAGE       AVERAGE      WEIGHTED   REMAINING    AVERAGE   ORIGINAL
                                 INITIAL      PRINCIPAL     LOANS IN      PRINCIPAL      AVERAGE      TERM       FICO     LOAN-TO-
                                 MORTGAGE      BALANCE        LOAN         BALANCE      MORTGAGE  TO MATURITY   CREDIT     VALUE
INTEREST-ONLY PERIOD (MONTHS)     LOANS      OUTSTANDING     GROUP 2   OUTSTANDING ($)  RATE (%)    (MONTHS)     SCORE   RATIO (%)
-----------------------------   ---------  --------------  ----------  ---------------  --------  -----------  --------  ---------
120 ..........................      92     $60,260,284.33    100.00%     655,003.09       6.401       360         742      73.53
                                   ---     --------------    ------
   Total .....................      92     $60,260,284.33    100.00%
                                   ===     ==============    ======

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The certificates will be issued pursuant to the pooling and servicing agreement. We summarize below the material terms and provisions pursuant to which the certificates will be issued. The summaries are subject to, and are qualified in their entirety by reference to, the provisions of the pooling and servicing agreement. When particular provisions or terms used in the pooling and servicing agreement are referred to, the actual provisions (including definitions of terms) are incorporated by reference. We will file a final copy of the pooling and servicing agreement after the issuing entity issues the certificates.

     The certificates represent obligations of the issuing entity only and do not represent an interest in or obligation of CWMBS, Inc., Countrywide Home Loans (or any other seller), Countrywide Home Loans Servicing LP or any of their affiliates.

     The Mortgage Pass-Through Certificates, Series 2006-10, will consist of the Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class 1-A-6, Class 1-A-7, Class 1-A-8, Class 1-A-9, Class 1-A-10, Class 1-A-11, Class 1-A-12, Class 1-A-13, Class 1-A-14, Class 1-A-15, Class 1-A-16, Class 2-A-1, Class 2-A-2, Class 1-X, Class 2-X, Class PO, Class A-R, Class M-1, Class M-2, Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates. Only the classes of certificates listed on the cover page are being offered by this free writing prospectus.

When describing the certificates in this free writing prospectus, we use the following terms:

        DESIGNATION                                      CLASSES OF CERTIFICATES
        -----------                                      -----------------------
Group 1 Senior Certificates      Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class
                                1-A-6, Class 1-A-7, Class 1-A-8, Class 1-A-9, Class 1-A-10, Class 1-A-11,
                                  Class 1-A-12, Class 1-A-13, Class 1-A-14, Class 1-A-15, Class 1-A-16
                                      Class 1-X and Class A-R Certificates and Class PO-1 Component

Group 2 Senior Certificates   Class 2-A-1, Class 2-A-2 and Class 2-X Certificates and Class PO-2 Component

Senior Certificate Group         Each of the Group 1 Senior Certificates and Group 2 Senior Certificates

Senior Certificates              Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class
                                1-A-6, Class 1-A-7, Class 1-A-8, Class 1-A-9, Class 1-A-10, Class 1-A-11,
                                  Class 1-A-12, Class 1-A-13, Class 1-A-14, Class 1-A-15, Class 1-A-16,
                                 Class 2-A-1, Class 2-A-2, Class X, Class PO and Class A-R Certificates

Subordinated Certificates                           Class M and Class B Certificates

Class A Certificates             Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-A-4, Class 1-A-5, Class
                                1-A-6, Class 1-A-7, Class 1-A-8, Class 1-A-9, Class 1-A-10, Class 1-A-11,
                                  Class 1-A-12, Class 1-A-13, Class 1-A-14, Class 1-A-15, Class 1-A-16,
                                           Class 2-A-1, Class 2-A-2 and Class A-R Certificates

Class B Certificates              Class B-1, Class B-2, Class B-3, Class B-4 and Class B-5 Certificates

Class M Certificates                              Class M-1 and Class M-2 Certificates

Class X Certificates                              Class 1-X and Class 2-X Certificates

Offered Certificates               Senior Certificates, Class M, Class B-1 and Class B-2 Certificates

Private Certificates                         Class B-3, Class B-4 and Class B-5 Certificates

LIBOR Certificates                Class 1-A-4, Class 1-A-5, Class 1-A-13 and Class 1-A-14 Certificates

        DESIGNATION                                      CLASSES OF CERTIFICATES
        -----------                                      -----------------------
Notional Amount
Certificates                                      Class 1-A-14 and Class X Certificates

The certificates are generally referred to as the following types:

           CLASS                                          TYPE
           -----                                          ----
Class 1-A-1 Certificates:           Senior/ Planned Balance/ Fixed Pass-Through Rate

Class 1-A-2 Certificates:           Senior/ Planned Balance/ Fixed Pass-Through Rate

Class 1-A-3 Certificates:                    Senior/ Fixed Pass-Through Rate

Class 1-A-4 Certificates:        Senior/ Targeted Balance/ Accretion Directed/ Floating
                                                   Pass-Through Rate/

Class 1-A-5 Certificates:    Senior/ Targeted Balance/ Accretion Directed/ Inverse Floating
                                                    Pass-Through Rate

Class 1-A-6 Certificates:      Senior/ Accrual/ Targeted Balance/ Fixed Pass-Through Rate

Class 1-A-7 Certificates           Senior/ Targeted Balance/ Accretion Directed/ Fixed
                                                    Pass-Through Rate

Class 1-A-8 Certificates:          Senior/ Fixed Pass-Through Rate/ NAS/ Super Senior

Class 1-A-9 Certificates:             Senior/ Fixed Pass-Through Rate/ NAS/ Support

Class 1-A-10 Certificates:          Senior/ Planned Balance/ Fixed Pass-Through Rate

Class 1-A-11 Certificates:          Senior/ Planned Balance/ Fixed Pass-Through Rate

Class 1-A-12 Certificates:          Senior/ Planned Balance/ Fixed Pass-Through Rate

Class 1-A-13 Certificates:         Senior/ Planned Balance/ Floating Pass-Through Rate

Class 1-A-14 Certificates:    Senior/ Inverse Floating Pass-Through Rate/ Notional Amount/
                                                      Interest Only

Class 1-A-15 Certificates:                   Senior/ Fixed Pass-Through Rate

Class 1-A-16 Certificates:                   Senior/ Fixed Pass-Through Rate

Class 1-X Certificates:           Senior/ Notional Amount/ Variable Pass-Through Rate/
                                                      Interest-Only

Class 2-A-1 Certificates:                    Senior/ Fixed Pass-Through Rate

Class 2-A-2 Certificates:                    Senior/ Fixed Pass-Through Rate

Class 2-X Certificates:           Senior/ Notional Amount/ Variable Pass-Through Rate/
                                                      Interest-Only

Class PO Certificates:                      Senior/ Principal Only/ Component

Class A-R Certificates:                 Senior/ Fixed Pass-Through Rate/Residual

Subordinated Certificates:                Subordinate/ Fixed Pass-Through Rate

     The Class B-3, Class B-4 and Class B-5 Certificates are not being offered by this free writing prospectus. Any information presented in this free writing prospectus with respect to the private certificates is provided only to permit a better understanding of the offered certificates.

     The senior certificates will have an initial aggregate class certificate balance of approximately $579,358,743, and will evidence in the aggregate an initial beneficial ownership interest of approximately 96.00% in the issuing entity. The subordinated certificates will each evidence the initial beneficial ownership interest in the issuing entity set forth below:

                                     INITIAL BENEFICIAL
CLASS OF SUBORDINATED CERTIFICATES   OWNERSHIP INTEREST
----------------------------------   ------------------
Class M-1.........................          1.00%
Class M-2.........................          1.60%
Class B-1.........................          0.60%
Class B-2.........................          0.30%
Class B-3.........................          0.20%
Class B-4.........................          0.15%
Class B-5.........................          0.15%

CALCULATION OF CLASS CERTIFICATE BALANCE

     The "Class Certificate Balance" of any class of certificates (other than the notional amount certificates) as of any Distribution Date is the initial Class Certificate Balance of the class reduced by the sum of:

     - all amounts previously distributed to holders of certificates of the class as payments of principal,

     -    the amount of Realized Losses allocated to the class, and

     - in the case of any class of subordinated certificates, any amounts allocated to the class in reduction of its Class Certificate Balance in respect of payments of Class PO Deferred Amounts, as described under "-- Allocation of Losses," and in the case of the Class 1-A-6 Certificates, increased by

     - all interest accrued and added to its Class Certificate Balance prior to that Distribution Date;

provided, however, that the Class Certificate Balance of each class of certificates to which Realized Losses have been allocated will be increased sequentially in the order of distribution priority (from highest to lowest) by the amount of Subsequent Recoveries on the mortgage loans in a loan group distributed as principal to any related class of certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Class Certificate Balance of that class of certificates. See "The Agreements - Realization Upon Defaulted Mortgage Loans - Application of Liquidation Proceeds" in the prospectus.

     In addition, the Class Certificate Balance of the class of subordinated certificates then outstanding with the highest numerical class designation will be reduced if and to the extent that the aggregate of the Class Certificate Balances of all classes of certificates, following all distributions and the allocation of all Realized Losses on any Distribution Date, exceeds the aggregate Stated Principal Balance of the mortgage loans as of the Due Date occurring in the month of that Distribution Date (after giving effect to principal prepayments received in the related Prepayment Period).

COMPONENT CLASSES

     Solely for purposes of calculating distributions and allocating losses, the Class PO Certificates will be made up of multiple components having the designations and initial component balances set forth below as of the closing date:

                             INITIAL
                           COMPONENT
DESIGNATION                  BALANCE
-----------                ----------
Class PO-1 Component....   $3,883,492*
Class PO-2 Component....   $  411,251

*    Based on assumptions regarding the supplemental mortgage loans.

     The component balance with respect to any component as of any Distribution Date is the initial component balance thereof on the closing date, reduced by all amounts applied and losses allocated in reduction of the principal balance of such component on all previous Distribution Dates.

     The Class Certificate Balance of the Class PO Certificates on any Distribution Date will be equal to the aggregate of the component balances described above on that Distribution Date. The components comprising the Class PO Certificates will not be separately transferable from the Class PO Certificates. As used in this free writing prospectus, "Class PO Component" will mean the Class PO 1 Component or the Class PO 2 Component, as applicable.

NOTIONAL AMOUNT CERTIFICATES

     The Class 1-A-14, Class 1-X and Class 2-X Certificates are notional amount certificates. The notional amount of the Class 1-A-14 Certificates for any Distribution Date will equal the Class Certificate Balance of the Class 1-A-13 Certificates immediately prior to such Distribution Date.

     The notional amount of the Class 1-X Certificates for any Distribution Date will equal the aggregate Stated Principal Balance of the Non-Discount mortgage loans in loan group 1 as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to that preceding Due Date).

     The notional amount of the Class 2-X Certificates for any Distribution Date will equal the aggregate Stated Principal Balance of the Non-Discount mortgage loans in loan group 2 as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to that preceding Due Date).

BOOK-ENTRY CERTIFICATES; DENOMINATIONS

     The offered certificates, other than the Class A-R Certificates, will be issued as book-entry certificates. The Class A-R Certificates will be issued as two certificates in a fully registered certificated form in an aggregate denomination of $100. Each class of book-entry certificates will be issued as one or more certificates that, in the aggregate, will equal the aggregate initial Class Certificate Balance of each class of certificates and which will be held by a depository, initially a nominee of The Depository Trust Company. Beneficial interests in the book-entry certificates will be held indirectly by investors through the book-entry facilities of the depository as described in this free writing prospectus. Investors may hold the beneficial interests in the book-entry certificates (other than the Class 1-A-3 Certificates) in minimum denominations representing an original principal amount or notional amount of $25,000 and in integral multiples of $1,000 in excess thereof. Investors may hold the beneficial interests in the Class 1-A-3 Certificates in minimum denominations representing an original principal amount or notional amount of $1,000 and in integral multiples of $1,000 in excess thereof. One investor of each class of book-entry certificates may hold a beneficial interest therein that is not an integral multiple of $1,000. The depositor has been informed by the depository that its nominee will be CEDE & Co. ("CEDE"). Accordingly, CEDE is expected to be the holder of record of the book-entry certificates. Except as described in the prospectus under "Description of the Securities -- Book-Entry Registration of Securities," no beneficial owner acquiring a book-entry certificate will be entitled to receive a physical certificate representing the certificate.

     Unless and until definitive certificates are issued, it is anticipated that the only certificateholder of the book-entry certificates will be CEDE, as nominee of the depository. Beneficial owners of the book-entry certificates will not be certificateholders, as that term is used in the pooling and servicing agreement. Beneficial owners are only permitted to exercise the rights of certificateholders indirectly through financial intermediaries and the depository. Monthly and annual reports on the issuing entity provided to CEDE, as nominee of the depository, may be made available to beneficial owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose depository accounts the book-entry certificates of the beneficial owners are credited.

     For a description of the procedures generally applicable to the book-entry certificates, see "Description of the Securities -- Book-Entry Registration of Securities" in the prospectus.

     Although The Depository Trust Company has agreed to the foregoing procedures in order to facilitate transfers of certificates among participants of The Depository Trust Company, they are under no obligation to perform or continue to perform such procedures and such procedures may be discontinued at any time.

DETERMINATION OF LIBOR

     The LIBOR Certificates will bear interest during their initial interest accrual period at the applicable initial pass-through rates set forth in the table under "-- Interest" below, and during each interest accrual period thereafter at the applicable rate determined as described in the table under "-- Interest" below.

     LIBOR applicable to an interest accrual period for the LIBOR Certificates will be determined on the second business day prior to the commencement of that interest accrual period (a "LIBOR Determination Date"). On each LIBOR Determination Date, the trustee, as Calculation Agent, will establish LIBOR for the related interest accrual period on the basis of the rate for one-month deposits in U.S. dollars quoted on the Bloomberg Terminal for that LIBOR Determination Date.

     If on any LIBOR Determination Date, the calculation agent is unable to calculate LIBOR in accordance with the method set forth in the immediately preceding paragraph, LIBOR for the next interest accrual period shall be calculated in accordance with the method described in the prospectus under "Description of the Securities -- Indices Applicable to Floating Rate and Inverse Floating Rate Classes -- BBA Method."

     If on the initial LIBOR Determination Date, the calculation agent is required but unable to determine LIBOR in the manner provided in this free writing prospectus, LIBOR for the next interest accrual period will be 4.74%.

PAYMENTS ON MORTGAGE LOANS; ACCOUNTS

     Certificate Account. On or before the closing date, the master servicer will establish an account (the "Certificate Account"), which will be maintained in trust for the benefit of the certificateholders. The Certificate Account will be established by the master servicer initially at Countrywide Bank, N.A., which is an affiliate of the depositor, the sellers and the master servicer. The master servicer will deposit or cause to be deposited in the Certificate Account, within two business days after receipt (or, on a daily basis, if the long term credit rating of Countrywide Home Loans has been reduced below the rating specified in the pooling and servicing agreement) the following payments and collections remitted by subservicers or received by it in respect of mortgage loans subsequent to the cut-off date (other than in respect of principal and interest due on the mortgage loans on or before the cut-off date) and the following amounts required to be deposited under the pooling and servicing agreement:

     - all payments on account of principal on the mortgage loans, including principal prepayments;

     - all payments on account of interest on the mortgage loans, net of the related master servicing fee (as adjusted by Compensating Interest payments) and any lender paid mortgage insurance premiums;

     - all insurance proceeds, Subsequent Recoveries and liquidation proceeds, other than proceeds to be applied to the restoration or repair of a mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures;

     - any amount required to be deposited by the master servicer pursuant to the pooling and servicing agreement in connection with any losses on permitted investments for which it is responsible;

     - any amounts received by the master servicer with respect to primary mortgage insurance and in respect of net monthly rental income from REO Property;

     -    all substitution adjustment amounts; and

     -    all Advances made by the master servicer.

     Prior to their deposit into the Certificate Account, payments and collections on the mortgage loans will be commingled with payments and collections on other mortgage loans and other funds of the master servicer. For a discussion of the risks that arise from the commingling of payments and collections, see "Risk Factors -- Bankruptcy Or Insolvency May Affect The Timing And Amount Of Distributions On The Securities" in the prospectus.

     The master servicer may from time to time make withdrawals from the Certificate Account for the following purposes:

     - to pay to the master servicer the master servicing fee and the additional servicing compensation (to the extent not previously retained by the master servicer);

     - to reimburse each of the master servicer and the trustee for unreimbursed Advances made by it, which right of reimbursement pursuant to this subclause being limited to amounts received on the mortgage loan(s) in respect of which any such Advance was made;

     - to reimburse each of the master servicer and the trustee for any nonrecoverable advance previously made by it (and prior to the reimbursement, the master servicer will deliver to the trustee an officer's certificate indicating the amount of the nonrecoverable Advance and identifying the related mortgage loan(s), and their respective portions of the nonrecoverable advance);

     - to reimburse the master servicer for insured expenses from the related insurance proceeds;

     - to reimburse the master servicer for (a) any unreimbursed customary, reasonable and necessary "out of pocket" costs and expenses incurred in the performance by the master servicer of its servicing obligations, including, but not limited to, the cost of (i) the preservation, restoration and protection of a mortgaged property, (ii) any enforcement or judicial proceedings, including foreclosures, (iii) the management and liquidation of any REO Property and (iv) maintaining any required insurance policies (collectively, "Servicing Advances"), which right of reimbursement pursuant to this clause is limited to amounts received representing late recoveries of the payments of these costs and expenses (or liquidation proceeds or Subsequent Recoveries, purchase proceeds or repurchase proceeds with respect thereto);

     - to pay to the purchaser, with respect to each mortgage loan or property acquired in respect thereof that it has purchased as required under the pooling and servicing agreement, all amounts received on such mortgage loan after the date of such purchase;

     - to reimburse the sellers and the master servicer for expenses incurred by any of them and reimbursable pursuant to the pooling and servicing agreement;

     - to withdraw any amount deposited in the Certificate Account and not required to be deposited in the Certificate Account;

     -    to withdraw an amount equal to the sum of (a) the Available Funds and
          (b) the trustee fee for such Distribution Date and remit such amount to the trustee for deposit in the Distribution Account; and

     - to clear and terminate the Certificate Account upon termination of the pooling and servicing agreement.

The master servicer is required to maintain separate accounting, on a mortgage loan by mortgage loan basis, for the purpose of justifying any withdrawal from the Certificate Account described in the first six bullet points above.

     Distribution Account. On or before the business day immediately preceding each Distribution Date, the master servicer will withdraw from the Certificate Account the amount of Available Funds for each loan group and the trustee fee and will deposit those amounts in an account established and maintained with the trustee on behalf of the certificateholders (the "Distribution Account"). Upon termination of the Conveyance Period, the trustee will deposit into the Distribution Account any amounts remaining in the Pre-funding Account, other than the investment earnings, for distribution to the related certificateholders. The trustee will, promptly upon receipt, deposit in the Distribution Account and retain therein:

     -    the aggregate amount remitted by the master servicer to the trustee;
          and

     - any amount required to be deposited by the master servicer in connection with any losses on investment of funds in the Distribution Account.

     The trustee will withdraw funds from the Distribution Account for distribution to the certificateholders as described below under "-- Priority of Distributions Among Certificates" and may from time to time make withdrawals from the Distribution Account:

     -    to pay the trustee fee to the trustee;

     - to pay to the master servicer, as additional servicing compensation, earnings on or investment income with respect to funds in or credited to the Distribution Account;

     - to withdraw any amount deposited in the Distribution Account and not required to be deposited therein (which withdrawal may be at the direction of the master servicer through delivery of a written notice to the trustee describing the amounts deposited in error); and

     - to clear and terminate the Distribution Account upon the termination of the pooling and servicing agreement.

     There is no independent verification of the transaction accounts or the transaction activity with respect to the Distribution Account.

     Prior to each Determination Date, the master servicer is required to provide the trustee a report containing the data and information concerning the mortgage loans that is required by the trustee to prepare the monthly statement to certificateholders for the related Distribution Date. The trustee is not responsible for recomputing, recalculating or verifying the information provided to it by the master servicer in that report and will be permitted to conclusively rely on any information provided to it by the master servicer.

INVESTMENTS OF AMOUNTS HELD IN ACCOUNTS

     The Certificate Account, the Distribution Account, the Pre-funding Account and the Capitalized Interest Account. All funds in the Certificate Account, the Distribution Account, the Pre-funding Account and the Capitalized Interest Account will be invested in permitted investments at the direction, and for the benefit and risk, of the master servicer. In the case of:

     - the Certificate Account and the Distribution Account, all income and gain net of any losses realized from the investment will be for the benefit of the master servicer as additional servicing compensation and will be remitted to it monthly as described herein;

     - the Pre-funding Account, all income and gain net of any losses realized from the investment will be for the benefit of the depositor and will be remitted to the depositor as described herein; and

     - the Capitalized Interest Account, any amounts remaining after making distributions of interest on the first Distribution Date following the end of the Conveyance Period will be paid to the depositor and will not thereafter be available for distribution to certificateholders.

     The amount of any losses incurred in the Certificate Account or the Distribution Account in respect of the investments will be deposited by the master servicer in the Certificate Account or paid to the trustee for deposit into the Distribution Account out of the master servicer's own funds immediately as realized. The amount of any losses incurred in the Pre-funding Account or the Capitalized Interest Account in respect of the investments will be deposited by the Depositor into the Pre-funding Account or Capitalized Interest Account, as applicable out of the depositor's own funds immediately as realized. The trustee will not be liable for the amount of any loss incurred in respect of any investment or lack of investment of funds held in the Certificate Account, the Distribution Account, the Pre-funding Account or Capitalized Interest Account and made in accordance with the pooling and servicing agreement.

FEES AND EXPENSES

     The following summarizes the related fees and expenses to be paid from the assets of the issuing entity and the source of payments for the fees and expenses:

                                                              GENERAL
    TYPE / RECIPIENT (1)                AMOUNT                PURPOSE                    SOURCE (2)                 FREQUENCY
    --------------------                ------                -------                    ----------                 ---------
FEES

Master Servicing Fee /       One-twelfth of the Stated    Compensation     Amounts on deposit in the Certificate       Monthly
Master Servicer              Principal Balance of each                     Account representing payments of
                             mortgage loan multiplied by                   interest and application of
                             the master servicing fee                      liquidation proceeds with respect to
                             rate (3)                                      that mortgage loan

                             -    All late payment fees,  Compensation     Payments made by obligors with         Time to time
                                  assumption fees and                      respect to the mortgage loans
                                  other similar charges

                             -    All investment income   Compensation     Investment income related to the            Monthly
                                  earned on amounts on                     Certificate Account and the
                                  deposit in the                           Distribution Account
                                  Certificate Account
                                  and Distribution
                                  Account

                             -    Excess Proceeds (4)     Compensation     Liquidation proceeds and Subsequent    Time to time
                                                                           Recoveries

Trustee Fee (the "Trustee    One-twelfth of the Trustee   Compensation     Amounts on deposit in the Certificate       Monthly
Fee") / Trustee              Fee Rate multiplied by the                    Account or the Distribution Account
                             aggregate Stated Principal
                             Balance of the outstanding
                             mortgage loans (5)
EXPENSES

Insured expenses / Master    Expenses incurred by the     Reimbursement    To the extent the expenses are         Time to time
Servicer                     Master Servicer              of Expenses      covered by an insurance policy with
                                                                           respect to the mortgage loan

Servicing Advances / Master  To the extent of funds       Reimbursement    With respect to each Mortgage Loan,    Time to time
Servicer                     available, the               of Expenses      late recoveries of the payments of
                             amount of any Servicing                       the costs and expenses, liquidation
                             Advances                                      proceeds, Subsequent Recoveries,
                                                                           purchase proceeds or repurchase
                                                                           proceeds for that Mortgage Loan (6)

Indemnification expenses /   Amounts for which the        Indemnification  Amounts on deposit on the Certificate       Monthly
the sellers, the master      sellers, the master                           Account
servicer and the depositor   servicer and depositor are
                             entitled to indemnification
                             (7)

----------
(1) If the trustee succeeds to the position of master servicer, it will be entitled to receive the same fees and expenses of the master servicer described in this free writing prospectus. Any increase in the fees and expenses described in this free writing prospectus would require an amendment to the pooling and servicing agreement. See "The Agreements-- Amendment" in the prospectus.

(2) Unless otherwise specified, the fees and expenses shown in this table are paid (or retained by the master servicer in the case of amounts owed to the master servicer) prior to distributions on the certificates.

(3) The master servicing fee rate for each Mortgage Loan will equal 0.200% per annum. The amount of the monthly servicing fee is subject to adjustment with respect to mortgage loans that are prepaid in full.

(4) "Excess Proceeds" with respect to a liquidated mortgage loan means the amount, if any, by which the sum of any net liquidation proceeds and Subsequent Recoveries exceed the sum of (i) the unpaid principal balance of the mortgage loan plus (ii) accrued interest on the mortgage loan at the mortgage rate during each Due Period as to which interest was not paid or advanced on the Mortgage Loan.

(5)  The "Trustee Fee Rate" is equal to 0.009% per annum.

(6) Reimbursement of Servicing Advances for a mortgage loan is limited to the late recoveries of the payments of the costs and expenses, liquidation proceeds, Subsequent Recoveries, purchase proceeds or repurchase proceeds for that mortgage loan.

(7) Each of the sellers, the master servicer, and the depositor are entitled to indemnification of certain expenses.

DISTRIBUTIONS

     Distributions on the certificates will be made by the trustee on the 25th day of each month or, if that day is not a business day, on the first business day thereafter, commencing in April 2006 (each, a "Distribution Date"), to the persons in whose names the certificates are registered at the close of business on the Record Date. The "Record Date" for any Distribution Date will be the last business day of the calendar month immediately prior to the month in which that Distribution Date occurs.

     Distributions on each Distribution Date will be made by check mailed to the address of the person entitled to it as it appears on the applicable certificate register or, in the case of a certificateholder who holds 100% of a class of certificates or who holds certificates with an aggregate initial certificate balance of $1,000,000 or more or who holds a notional amount certificate and who has so notified the trustee in writing in accordance with the pooling and servicing agreement, by wire transfer in immediately available funds to the account of the certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final distribution in retirement of the certificates will be made only upon presentment and surrender of the certificates at the corporate trust office of the trustee.

PRIORITY OF DISTRIBUTIONS AMONG CERTIFICATES

     As more fully described in this free writing prospectus, distributions on the group 1 senior certificates and the group 2 senior certificates will be made on each Distribution Date primarily from Available Funds of the related loan group, and, in certain circumstances, from any Available Funds from the other loan group remaining after distributions to the senior certificates related to such other loan group. Distributions on the subordinated certificates will be based on any remaining Available Funds for all of the loan groups for such Distribution Date, in each case after giving effect to distributions on all classes of senior certificates as described in the preceding sentence and payments in respect of Class PO Deferred Amounts. These distributions will be made in the following order of priority:

     - to interest on each interest-bearing class of senior certificates relating to each loan group, pro rata, based on their respective interest distribution amounts

     - to principal of the classes and components of senior certificates relating to each loan group then entitled to receive distributions of principal, in the order and subject to the priorities set forth under "Description of the Certificates -- Principal" in this free writing prospectus in each case in an aggregate amount up to the maximum amount of principal to be distributed on the classes and/or components on the Distribution Date;

     - to any Class PO Deferred Amounts with respect to the applicable Class PO Component, but only from amounts that would otherwise be distributed on the Distribution Date as principal of the subordinated certificates;

     - to interest on and then principal of each class of subordinated certificates, in the order of their numerical class designations, beginning with the Class M-1 Certificates, in each case subject to the limitations set forth under "Description of the Certificates -- Interest" and "-- Principal" in this free writing prospectus; and

     -    from any remaining available amounts, to the Class A-R Certificates.

     "Available Funds" for a loan group for any Distribution Date will be equal to the sum of:

     - all scheduled installments of interest (net of the related Expense Fees and premiums in respect of lender paid primary mortgage insurance on a mortgage loan) and principal due on the mortgage loans in that loan group on the Due Date in the month in which the Distribution Date occurs and received before the related Determination Date, together with any advances with respect to them;

     - all proceeds of any primary mortgage guaranty insurance policies and any other insurance policies with respect to the mortgage loans in that loan group, to the extent the proceeds are not applied to the restoration of the related mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures and all other cash amounts received and retained in connection with (a) the liquidation of defaulted mortgage loans in that loan group, by foreclosure or otherwise during the calendar month preceding the month of the Distribution Date (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed advances, if any) and (b) any Subsequent Recoveries with respect to mortgage loans in that loan group;

     - all partial or full prepayments with respect to mortgage loans in that loan group received during the related Prepayment Period, together with all interest paid in connection with those payments, other than certain excess amounts and Compensating Interest;

     - amounts received with respect to the Distribution Date as the Substitution Adjustment Amount or purchase price in respect of a deleted mortgage loan in that loan group or a mortgage loan repurchased by the related seller or the master servicer as of the Distribution Date; and

     - with respect to loan group 1, for each Distribution Date during, and the Distribution Date immediately after the Conveyance Period, any amounts required pursuant to the pooling and servicing agreement to be deposited from the Capitalized Interest Account, and for the first Distribution Date following the Conveyance Period, any amounts remaining in the Pre-funding Account after the end of the Conveyance Period (net of any investment income thereon) that is allocated to that loan group, reduced by amounts in reimbursement for advances previously made and other amounts as to which the master servicer is entitled to be reimbursed from the Certificate Account pursuant to the pooling and servicing agreement.

INTEREST

     Pass-Through Rates. The classes of offered certificates will have the respective pass-through rates set forth on the cover page hereof or as described below.

     The pass-through rate of the Class 1-X and Class 2-X Certificates for the Interest Accrual Period for any Distribution Date will be equal to the excess of
(a) the weighted average of the net mortgage rates of the Non-Discount mortgage loans in the related loan group, weighted on the basis of the Stated Principal Balance thereof as of the Due Date in the preceding calendar month (after giving effect to prepayments received in the Prepayment Period related to such prior Due Date), over (b) 6.00%. The pass-through rates for the Class 1-X and Class 2-X Certificates for the Interest Accrual Period for the first Distribution Date are expected to be approximately 0.29181% and 0.28130%, respectively.

     Each class of LIBOR Certificates will bear interest during its initial interest accrual period at the initial pass-through rate set forth below, and will bear interest during each interest accrual period thereafter, subject to the applicable maximum and minimum pass-through rates, at the per annum rate determined by reference to LIBOR as described below:

                      INITIAL        MAXIMUM/MINIMUM   FORMULA FOR CALCULATION OF CLASS
CLASS            PASS-THROUGH RATE  PASS-THROUGH RATE          PASS-THROUGH RATE
-----            -----------------  -----------------  --------------------------------
Class 1-A-4....         5.24%           7.00%/0.50%              LIBOR + 0.50%
Class 1-A-5....        10.56%          39.00%/0.00%         39.00% - (6.0 x LIBOR)
Class 1-A-13...         5.04%           7.50%/0.30%              LIBOR + 0.30%
Class 1-A-14...         2.46%           7.20%/0.00%              7.20% - LIBOR

     Interest Entitlement. With respect to each Distribution Date for all of the interest-bearing certificates (other than the LIBOR Certificates), the interest accrual period will be the calendar month preceding the month of the Distribution Date. The interest accrual period for the LIBOR Certificates will be the one-month period commencing on the 25th day of the month before the month in which the Distribution Date occurs and ending on the 24th day of the month before in which the Distribution Date occurs. Interest will be calculated and payable on the basis of a 360-day year divided into twelve 30-day months.

     On each Distribution Date, to the extent of funds available therefor, each interest-bearing class of certificates will be entitled to receive or accrete an amount allocable to interest for the related interest accrual period. This interest entitlement for any interest-bearing class will be equal to the sum of:

     - interest at the applicable pass-through rate on the related Class Certificate Balance or notional amount, as the case may be, immediately prior to that Distribution Date; and

     - the sum of the amounts, if any, by which the amount described in the immediately preceding bullet point on each prior Distribution Date exceeded the amount actually distributed or accreted as interest on the prior Distribution Dates and not subsequently distributed or accreted (which are called unpaid interest amounts).

     The Class 1-A-6 Certificates are accrual certificates. Interest will accrue on the Class 1-A-6 Certificates during each interest accrual period at a per annum rate of 6.00%. However, this interest will not be distributed on the Class 1-A-6 Certificates until the Accrual Termination Date, which is the earlier of :

     - the date on which the Class Certificate Balance of each class of subordinated certificates is reduced to zero; and

     - the Distribution Date on which the aggregate Class Certificate Balance of the Class 1-A-4, Class 1-A-5 and Class 1-A-7 Certificates is reduced to zero.

     This accrued and unpaid interest will be added to the Class Certificate Balance of the Class 1-A-6 Certificates on the related Distribution Date.

     The Class PO Certificates are principal only certificates and will not bear interest.

ALLOCATION OF NET INTEREST SHORTFALLS

     The interest entitlement described above for each class of certificates for any Distribution Date will be reduced by the amount of "Net Interest Shortfalls" experienced by (a) the related loan group, with respect to the senior certificates (other than the Class PO Certificates) and (b) each of the loan groups, with respect to the subordinated certificates for the Distribution Date. With respect to any Distribution Date and loan group, the "Net Interest Shortfall" is equal to the sum of:

     - any net prepayment interest shortfalls for that loan group and Distribution Date, and

     - the amount of interest that would otherwise have been received with respect to any mortgage loan in that loan group that was the subject of a Relief Act Reduction or a Debt Service Reduction.

     With respect to any Distribution Date, a "net prepayment interest shortfall" for each loan group is the amount by which the aggregate of prepayment interest shortfalls experienced by the mortgage loans in that loan group exceeds the sum of (x) the Compensating Interest for that loan group and Distribution Date and (y) the excess, if any, of the Compensating Interest for the other loan group over the prepayment interest shortfalls for that loan group.

     A "prepayment interest shortfall" is the amount by which interest paid by a borrower in connection with a prepayment of principal on a mortgage loan during the portion of the related Prepayment Period occurring in the calendar month preceding the month of the Distribution Date is less than one month's interest at the related mortgage rate less the related master servicing fee rate on the Stated Principal Balance of the Mortgage Loan.

     A "Relief Act Reduction" is a reduction in the amount of the monthly interest payment on a mortgage loan pursuant to the Servicemembers Civil Relief Act or similar state laws. See "The Pooling and Servicing Agreement -- Certain Legal Aspects of the Mortgage Loans -- Servicemembers Civil Relief Act" in the prospectus.

     A "Debt Service Reduction" is the modification of the terms of a mortgage loan in the course of a borrower's bankruptcy proceeding, allowing for the reduction of the amount of the monthly payment on the related mortgage loan.

     Net Interest Shortfalls for a loan group on any Distribution Date will be allocated pro rata among all classes of the related senior and subordinated certificates entitled to receive or accrete distributions of interest on such Distribution Date, based on the amount of interest each such class of certificates would otherwise be entitled to receive or accrete (or, in the case of the subordinated certificates, be deemed to be entitled to receive based on each subordinated class' share of the Assumed Balance, as described more fully below) on such Distribution Date, in each case before taking into account any reduction in such amounts from such Net Interest Shortfalls.

     For purposes of allocating Net Interest Shortfalls for a loan group to the subordinated certificates on any Distribution Date, the amount of interest each class of subordinated certificates would otherwise be deemed to be entitled to receive from Available Funds for that loan group on the Distribution Date will be equal to an amount of interest at the pass-through rate on a balance equal to that class' pro rata share (based on their respective Class Certificate Balances) of the Assumed Balance for that Distribution Date. The "Assumed Balance" for a Distribution Date and loan group is equal to the Subordinated Percentage for that Distribution Date relating to that loan group of the aggregate of the applicable Non-PO Percentage of the Stated Principal Balance of each mortgage loan in such loan group as of the Due Date occurring in the month prior to the month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to such Due Date); provided, however, on any Distribution Date after a Senior Termination Date, Net Interest Shortfalls will be allocated to the subordinated certificates based on the amount of interest each such class of certificates would otherwise be entitled to receive or accrete on that Distribution Date.

     Each class' pro rata share of the Net Interest Shortfalls will be based on the amount of interest the class otherwise would have been entitled to receive or accrete on the Distribution Date.

     If on a particular Distribution Date, Available Funds for a loan group in the Certificate Account applied in the order described above under "-- Priority of Distributions Among Certificates" are not sufficient to make a full distribution or accretion of the interest entitlement on the certificates related to that loan group, interest will be distributed or accreted on each class of certificates of equal priority based on the amount of interest it would otherwise have been entitled to receive or accrete in the absence of the shortfall. Any unpaid interest amount will be carried forward and added to the amount holders of each class of certificates will be entitled to receive or accrete on the next Distribution Date. A shortfall could occur, for example, if losses realized on the mortgage loans in a loan group were exceptionally high or were concentrated in a particular month. Any unpaid interest amount so carried forward will not bear interest.

PRINCIPAL

     General. All payments and other amounts received in respect of principal of the mortgage loans in a loan group will be allocated as described under "-- Priority of Distributions Among the Certificates" between the related Class PO Component, on the one hand, and the related senior certificates (other than the notional amount certificates and the related Class PO Component) and the subordinated certificates, on the other hand, in each case based on the applicable PO Percentage and the applicable Non-PO Percentage, respectively, of those amounts.

     The Non-PO Percentage with respect to any mortgage loan in any loan group with a net mortgage rate less than the percentage indicated below (each a "Discount mortgage loan") will be determined as follows:

DISCOUNT MORTGAGE LOANS   NET MORTGAGE RATE          NON-PO PERCENTAGE OF
     IN LOAN GROUP        FOR MORTGAGE LOAN         DISCOUNT MORTGAGE LOAN
-----------------------   -----------------   ----------------------------------
           1               Less than 6.00%    Net mortgage rate divided by 6.00%
           2               Less than 6.00%    Net mortgage rate divided by 6.00%

     The Non-PO Percentage with respect to any mortgage loan in any loan group with a net mortgage rate equal to or greater than the percentage indicated below (each a "Non-Discount mortgage loan") will be 100%.

DISCOUNT MORTGAGE LOANS   NET MORTGAGE RATE          NON-PO PERCENTAGE OF
     IN LOAN GROUP        FOR MORTGAGE LOAN         DISCOUNT MORTGAGE LOAN
-----------------------   -----------------   ----------------------------------
           1               Less than 6.00%    Greater than or equal to 6.00%
           2               Less than 6.00%    Greater than or equal to 6.00%

     The PO Percentage with respect to any Discount mortgage loan in any loan group will be equal to the amount described below.

DISCOUNT MORTGAGE LOANS   NET MORTGAGE RATE       NON-PO PERCENTAGE OF
     IN LOAN GROUP        FOR MORTGAGE LOAN      DISCOUNT MORTGAGE LOAN
-----------------------   -----------------   ----------------------------
           1               Less than 6.00%    (6.00% -- net mortgage rate)
                                                    divided by 6.00%
           2               Less than 6.00%    (6.00% -- net mortgage rate)
                                                    divided by 6.00%

     The PO Percentage with respect to any Non-Discount mortgage loan in any loan group will be 0%.

     Non-PO Formula Principal Amount. On each Distribution Date, the Non-PO Formula Principal Amount for each loan group will be distributed as principal with respect to the related classes of the senior certificates (other than the related Class PO Component and the notional amount certificates) in an amount up to the Senior Principal Distribution Amount for such loan group and as principal of the subordinated certificates, in an amount up to the Subordinated Principal Distribution Amount.

     The "Non-PO Formula Principal Amount" for any Distribution Date and loan group will equal the sum of:

     (i)  the sum of the applicable Non-PO Percentage of,

          (a) all monthly payments of principal due on each mortgage loan in that loan group on the related Due Date,

          (b) the principal portion of the purchase price of each mortgage loan in that loan group that was repurchased by the related seller or another person pursuant to the pooling and servicing agreement as of the Distribution Date,

          (c) the Substitution Adjustment Amount in connection with any deleted mortgage loan in that loan group received with respect to the Distribution Date,

          (d) any insurance proceeds or liquidation proceeds allocable to recoveries of principal of mortgage loans in that loan group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of the Distribution Date,

          (e) with respect to each mortgage loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the amount of the liquidation proceeds allocable to principal received with respect to the mortgage loan, and

          (f) all partial and full principal prepayments by borrowers on the mortgage loans in that loan group received during the related Prepayment Period, and

     (ii) (A) any Subsequent Recoveries on the mortgage loans in that loan group received during the calendar month preceding the month of the Distribution Date, or (B) with respect to Subsequent Recoveries attributable to a Discount mortgage loan in that loan group which incurred a Realized Loss after the Senior Credit Support Depletion Date, the Non-PO Percentage of any Subsequent Recoveries received during the calendar month preceding the month of such Distribution Date,

     (iii) in the case of loan group 1, on the first Distribution Date after the Conveyance Period, any amounts allocated to that loan group remaining in the Pre-funding Account and not allocated to the related Class PO Component.

     Class 1-A-6 Accrual Amount. On each Distribution Date up to and including the Accrual Termination Date, the amount of accrued interest on the Class 1-A-6 Certificates added to its Class Certificate Balance (this is sometimes referred to as the "Class 1-A-6 Accrual Amount") will be distributed as principal to the Class 1-A-4, Class 1-A-5, Class 1-A-7 and Class 1-A-6 Certificates in the same priorities as set forth under clauses 3.b.(2)-(5) under "- Senior Principal Distribution Amount - Distributions with respect to Loan Group 1" below.

     Senior Principal Distribution Amount. On each Distribution Date, the Non-PO Formula Principal Amount related to each loan group, in each case up to the amount of the related Senior Principal Distribution Amount for the Distribution Date, will be distributed as principal to the following classes of senior certificates in the following order of priority:

     DISTRIBUTIONS WITH RESPECT TO LOAN GROUP 1

     - sequentially, to the following classes of certificates in the following order of priority:

     1. to the Class A-R Certificates, until its Class Certificate Balance is reduced to zero, and

     2. concurrently, to the Class 1-A-8 and Class 1-A-9 Certificates, pro rata, the Priority Amount, until their respective Class Certificate Balances are reduced to zero;

     3.   concurrently as follows;

          a. 17.2916396719%, sequentially, to the Class 1-A-15 and Class 1-A-16 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and

          b.   82.7083603281%, in the following order:

               (1) to the Class 1-A-1, Class 1-A-2, Class 1-A-10, Class 1-A-11, Class 1-A-12 and Class 1-A-13 Certificates, in an amount up to the amount necessary to reduce their aggregate Class Certificate Balance to their Aggregate Planned Balance set forth on Schedule 1 for that Distribution Date, concurrently as follows;

                    (x) 45.4545455743%, sequentially, to the Class 1-A-1 and Class 1-A-2 Certificates, in that order, until their respective class certificate balances are reduced to zero;

                    (y) 45.4545455743% sequentially, to the Class 1-A-10, Class 1-A-11 and Class 1-A-12 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and

                    (z) 9.0909088515%, to the Class 1-A-13 Certificates, until its Class Certificate Balance is reduced to zero;

               (2) to the Class 1-A-4, Class 1-A-5 and Class 1-A-7 Certificates, in an amount up to the amount necessary to reduce their aggregate Class Certificate Balance to their aggregate Targeted Balance set forth on Schedule 2 for that Distribution Date, sequentially as follows:

                    (x) to the Class 1-A-7 Certificates, in an amount up to the amount necessary to reduce its Class Certificate Balance to its Targeted Balance set forth on Schedule 3 for that Distribution Date;

                    (y) concurrently, to the Class 1-A-4 and Class 1-A-5 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

                    (z) to the Class 1-A-7 Certificates, without regard to its Targeted Balance set forth on Schedule 3 for that Distribution Date, until its Class Certificate Balance is reduced to zero;

               (3) to the Class 1-A-6 Certificates, in an amount up to the amount necessary to reduce its Class Certificate Balance to its Targeted Balance set forth on Schedule 4 for that Distribution Date;

               (4) to the Class 1-A-4, Class 1-A-5 and Class 1-A-7 Certificates, without regard to their Aggregate Targeted Balance set forth on Schedule 2 for that Distribution Date, sequentially as follows:

                    (x) to the Class 1-A-7 Certificates, in an amount up to the amount necessary to reduce its Class Certificate Balance to its Targeted Balance set forth on Schedule 3 for that Distribution Date;

                    (y) concurrently, to the Class 1-A-4 and Class 1-A-5 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero; and

                    (z) to the Class 1-A-7 Certificates, without regard to its Targeted Balance set forth on Schedule 3 for that Distribution Date, until its Class Certificate Balance is reduced to zero;

               (5) to the Class 1-A-6 Certificates, without regard to its Targeted Balance set forth on Schedule 4 for that Distribution Date, until its Class Certificate Balance is reduced to zero; and

               (6) to the Class 1-A-1, Class 1-A-2, Class 1-A-10, Class 1-A-11, Class 1-A-12 and Class 1-A-13 Certificates, without regard to the amount set forth on Schedule 1 for that Distribution Date, concurrently as follows;

                    (x) 45.4545455743%, sequentially, to the Class 1-A-1 and Class 1-A-2 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero;

                    (y) 45.4545455743% sequentially, to the Class 1-A-10, Class 1-A-11 and Class 1-A-12 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero; and:

                    (z) 9.0909088515%, to the Class 1-A-13 Certificates, until its Class Certificate Balance is reduced to zero;

     4. to the Class 1-A-3 Certificates, until its Class Certificate Balance is reduced to zero; and

     5. concurrently, to the Class 1-A-8 and Class 1-A-9 Certificates, pro rata, without regard to the Priority Amount, until their respective Class Certificate Balances are reduced to zero.

     DISTRIBUTIONS WITH RESPECT TO LOAN GROUP 2

     Concurrently, to the Class 2-A-1 and Class 2-A-2 Certificates, pro rata, until their respective Class Certificate Balances are reduced to zero.

     Notwithstanding the foregoing, on each Distribution Date on and after the Senior Credit Support Depletion Date, the Non-PO Formula Principal Amount for loan group 1 will be distributed, concurrently, as principal of the related classes of senior certificates (other than the notional amount certificates and the related Class PO Component), pro rata, in accordance with their respective Class Certificate Balances immediately before that Distribution Date.

     The capitalized terms used herein shall have the following meanings:

     "Priority Amount" for any Distribution Date will equal to the sum of (i) the product of (A) the Scheduled Principal Distribution Amount for loan group 1,
(B) the Shift Percentage and (C) the Priority Percentage and (ii) the product of
(A) the Unscheduled Principal Distribution Amount for loan group 1, (B) the Shift Percentage and (C) the Priority Percentage.

     "Priority Percentage" for any Distribution Date will equal the percentage equivalent of a fraction, the numerator of which is the aggregate Class Certificate Balance of the Class 1-A-8 and Class 1-A-9 Certificates immediately prior to such Distribution Date, and the denominator of which is the aggregate of the applicable Non-PO Percentage of the Stated Principal Balance of each mortgage loan in loan group 1 as of the Due Date in the month preceding the month of such Distribution Date (after giving effect to Principal Prepayments received in the Prepayment Period related to that prior Due Date).

     "Unscheduled Principal Distribution Amount" for any Distribution Date will equal the sum of (i) with respect to each mortgage loan that became a Liquidated Mortgage Loan during the calendar month preceding the month of such Distribution Date, the applicable Non-PO Percentage of the Liquidation Proceeds allocable to the principal received with respect to such mortgage loan, (ii) the applicable Non-PO Percentage of the amount described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for such Distribution Date and
(iii) any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for such Distribution Date and loan group.

     "Shift Percentage" for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 0%. Thereafter, the Shift Percentage for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows: for any Distribution Date in the first year thereafter, 30%; for any Distribution Date in the second year thereafter, 40%; for any Distribution Date in the third year thereafter, 60%; for any Distribution Date in the fourth year thereafter, 80%; and for any Distribution Date thereafter, 100%.

     "Due Date" means, with respect to a mortgage loan, the day of the calendar month on which scheduled payments are due on that mortgage loan. With respect to any Distribution Date, the related Due Date is the first day of the calendar month in which that Distribution Date occurs.

     "Prepayment Period" means, with respect to any Distribution Date and related Due Date, the period from the sixteenth day of the calendar month immediately preceding the month in which the Distribution Date occurs (or in the case of the first Distribution Date, from March 1, 2006) through the fifteenth day of the calendar month in which the Distribution Date occurs.

     The "Senior Principal Distribution Amount" for any Distribution Date and loan group will equal the sum of

     - the related Senior Percentage of the applicable Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of Non-PO Formula Principal Amount for that loan group and Distribution Date,

     - for each mortgage loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the lesser of

          - the related Senior Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of the mortgage loan, and

          - the related Senior Prepayment Percentage of the applicable Non-PO Percentage of the amount of the liquidation proceeds allocable to principal received on the mortgage loan, and

     -    the sum of

          - the related Senior Prepayment Percentage of the applicable Non-PO Percentage of amounts described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for that loan group and Distribution Date, and

          - the related Senior Prepayment Percentage of any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for the Distribution Date,

     - with respect to loan group 1 the amount, if any, on deposit in the Pre-funding Account at the end of the Conveyance Period allocated to loan group 1, but not allocated to the Class PO-1 Component, provided, however, that on any Distribution Date after a Senior Termination Date, the Senior Principal Distribution Amount for the remaining senior certificates will be calculated pursuant to the above formula based on all the mortgage loans in the mortgage pool, as opposed to the mortgage loans in the related loan group.

     If on any Distribution Date the allocation to the class or classes of senior certificates (other than the related Class PO Component) then entitled to distributions of principal of full and partial principal prepayments and other amounts in the percentage required above would reduce the outstanding Class Certificate Balance of the class or classes below zero, the distribution to the class or classes of certificates of the related Senior Percentage and Senior Prepayment Percentage of those amounts for the Distribution Date will be limited to the percentage necessary to reduce the related Class Certificate Balance(s) to zero.

     "Stated Principal Balance" means for any mortgage loan and Due Date, the unpaid principal balance of the mortgage loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), as reduced by:

     - any previous partial prepayments of principal and the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor; and

     - liquidation proceeds allocable to principal received in the prior calendar month and prepayments of principal received through the last day of the related Prepayment Period.

     The "pool principal balance" equals the aggregate of the Stated Principal Balances of the mortgage loans.

     The "loan group principal balance" with respect to any loan group equals the aggregate of the Stated Principal Balances of the mortgage loans in that loan group.

     The "Senior Percentage" of a senior certificate group and Distribution Date is the percentage equivalent of a fraction, not to exceed 100%, the numerator of which is the aggregate of the Class Certificate Balances of each class of senior certificates of such senior certificate group (other than the related Class PO Component and the notional amount certificates) immediately before the Distribution Date and the denominator of which is the aggregate of the applicable Non-PO Percentage of the Stated Principal Balance of each mortgage loan in the related loan group as of the Due Date in the month preceding the month of that Distribution Date (after giving effect to prepayments received in the Prepayment Period related to that preceding Due Date); provided, however, that on any Distribution Date after a Senior Termination Date, the Senior Percentage of the remaining senior certificate group is the percentage equivalent of a fraction, the numerator of which is the aggregate of the Class Certificate Balances of each class of senior certificates (other than the related Class PO Component and the notional amount certificates) of such remaining senior certificate group immediately prior to such date and the denominator of which is the aggregate of the Class Certificate Balances of all classes of certificates (other than the Class PO Certificates and the notional amount certificates) immediately prior to such Distribution Date. For any Distribution Date on and prior to a Senior Termination Date, the Subordinated Percentage for the portion of the subordinated certificates relating to a loan group will be calculated as the difference between 100% and the Senior Percentage of the senior certificate group relating to that loan group on such Distribution Date. After a Senior Termination Date, the Subordinated Percentage will represent the entire interest of the subordinated certificates in the mortgage pool and will be calculated as the difference between 100% and the Senior Percentage for such Distribution Date.

     The "Senior Prepayment Percentage" of a senior certificate group for any Distribution Date occurring during the five years beginning on the first Distribution Date will equal 100%. Thereafter, each Senior Prepayment Percentage will be subject to gradual reduction as described in the following paragraphs. This disproportionate allocation of unscheduled payments of principal will have the effect of accelerating the amortization of the senior certificates (other than the notional amount certificates and the related Class PO Component) which receive these unscheduled payments of principal while, in the absence of Realized Losses, increasing the interest in the mortgage loans of the applicable loan group evidenced by the subordinated certificates. Increasing the respective interest of the subordinated certificates relative to that of the senior certificates is intended to preserve the availability of the subordination provided by the subordinated certificates.

     The "Subordinated Prepayment Percentage" for a loan group as of any Distribution Date will be calculated as the difference between 100% and the related Senior Prepayment Percentage.

     The Senior Prepayment Percentage of a senior certificate group for any Distribution Date occurring on or after the fifth anniversary of the first Distribution Date will be as follows:

     - for any Distribution Date in the first year thereafter, the related Senior Percentage plus 70% of the related Subordinated Percentage for the Distribution Date;

     - for any Distribution Date in the second year thereafter, the related Senior Percentage plus 60% of the related Subordinated Percentage for the Distribution Date;

     - for any Distribution Date in the third year thereafter, the related Senior Percentage plus 40% of the related Subordinated Percentage for the Distribution Date;

     - for any Distribution Date in the fourth year thereafter, the related Senior Percentage plus 20% of the related Subordinated Percentage for the Distribution Date; and

     - for any Distribution Date thereafter, the related Senior Percentage for the Distribution Date (unless on any Distribution Date the Senior Percentage of a senior certificate group exceeds the initial Senior Percentage of each senior certificate group, in which case the Senior Prepayment Percentage for each senior certificate group for that Distribution Date will once again equal 100%).

     Notwithstanding the foregoing, no decrease in the Senior Prepayment Percentage for any loan group will occur unless both of the step down conditions listed below are satisfied with respect to each loan group:

     - the outstanding principal balance of all mortgage loans in a loan group delinquent 60 days or more (including mortgage loans in foreclosure, real estate owned by the issuing entity and mortgage loans the mortgagors of which are in bankruptcy) (averaged over the preceding six month period), as a percentage of (a) if such date is on or prior to a Senior Termination Date, the Subordinated Percentage for such loan group of the aggregate of the applicable Non-PO Percentage of the aggregate Stated Principal Balances of the mortgage loans in that loan group or (b) if such date is after a Senior Termination Date, the aggregate Class Certificate Balance of the subordinated certificates immediately prior to the Distribution Date, does not equal or exceed 50%, and

     - cumulative Realized Losses on the mortgage loans in each loan group do not exceed:

          - commencing with the Distribution Date on the fifth anniversary of the first Distribution Date, 30% of (i) if such date is prior to a Senior Termination Date, the Subordination Percentage for that loan group of the aggregate of the applicable Non-PO Percentage of the Stated Principal Balances of the mortgage loans in that loan group, in each case as of the cut-off Date or (ii) if such date is after a Senior Termination Date, the aggregate Class Certificate Balance of the subordinated certificates as of the initial closing date (in either case, the "original subordinate principal balance"),

          - commencing with the Distribution Date on the sixth anniversary of the first Distribution Date, 35% of the original subordinate principal balance,

          - commencing with the Distribution Date on the seventh anniversary of the first Distribution Date, 40% of the original subordinate principal balance,

          - commencing with the Distribution Date on the eighth anniversary of the first Distribution Date, 45% of the original subordinate principal balance, and

          - commencing with the Distribution Date on the ninth anniversary of the first Distribution Date, 50% of the original subordinate principal balance.

     The "Senior Termination Date" for a senior certificate group is the date on which the aggregate Class Certificate Balance of the senior certificates of such senior certificate group (other than the related Class PO Component) is reduced to zero.

     Cross-Collateralization due to Disproportionate Realized Losses in one Loan Group

     If on any Distribution Date the aggregate Class Certificate Balance of the senior certificates of a senior certificate group, other than the related Class PO Component and related notional amount certificates, after giving effect to distributions to be made on that Distribution Date, is greater than the Non-PO Pool Balance for that loan group (any such group, an "Undercollateralized Group"), all amounts otherwise distributable as principal to the subordinated certificates (or, following the Senior Credit Support Depletion Date, the amounts described in the following sentence) will be distributed as principal to the senior certificates of that Undercollateralized Group, other than the related Class PO Component and related notional amount certificates, until the aggregate Class Certificate Balance of the senior certificates, other than the related Class PO Component and related notional amount certificates, of the Undercollateralized Group equals the Non-PO Pool Balance for that loan group (such distribution, an "Undercollateralization Distribution"). If the senior certificates, other than the related Class PO Component and related notional amount certificates, of a senior certificate group constitute an Undercollateralized Group on any Distribution Date following the Senior Credit Support Depletion Date, Undercollateralization Distributions will be made from the excess of the Available Funds for the other loan group remaining after all required amounts for that Distribution Date have been distributed to the senior certificates, other than the related Class PO Component and related notional amount certificates, of that senior certificate group.

     Accordingly, the subordinated certificates will not receive distributions of principal until each Undercollateralized Group is no longer undercollateralized.

     The "Non-PO Pool Balance" for any loan group and Due Date is equal to the excess, if any, of (x) the aggregate Stated Principal Balance of all mortgage loans in the related loan group over (y) the sum of the PO Percentage of the Stated Principal Balance of each Discount mortgage loan in that loan group.

     All distributions described in this "Cross-Collateralization" section will be made in accordance with the priorities set forth under "Distributions on the Certificates -- Principal -- Senior Principal Distribution Amount" above and "-- Subordinated Principal Distribution Amount" below.

     Subordinated Principal Distribution Amount. On each Distribution Date and with respect to all loan groups, to the extent of Available Funds therefor, the Non-PO Formula Principal Amount for each loan group, up to the amount of the Subordinated Principal Distribution Amount for the Distribution Date, will be distributed as principal of the subordinated certificates. Except as provided in the next paragraph, each class of subordinated certificates will be entitled to receive its pro rata share of the Subordinated Principal Distribution Amount from all loan groups (based on its respective Class Certificate Balance), in each case to the extent of the amount available from Available Funds from all loan groups for distribution of principal. Distributions of principal of the subordinated certificates will be made sequentially to the classes of subordinated certificates in the order of their numerical class designations, beginning with the Class M-1 Certificates, until their respective Class Certificate Balances are reduced to zero.

     With respect to each class of subordinated certificates (other than the class of subordinated certificates then outstanding with the highest priority of distribution), if on any Distribution Date the Applicable Credit Support Percentage is less than the Original Applicable Credit Support Percentage, no distribution of partial principal prepayments and principal prepayments in full from any loan group will be made to any of those classes (the "Restricted Classes"). The amount of partial principal prepayments and principal prepayments in full otherwise distributable to the Restricted Classes will be allocated among the remaining classes of subordinated certificates, pro rata, based upon their respective Class Certificate Balances, and distributed in the sequential order described above.

     For any Distribution Date and any class of subordinated certificates, the "Applicable Credit Support Percentage" is equal to the sum of the related Class Subordination Percentages of the subject class and all classes of subordinated certificates which have lower distribution priorities than such class.

     For any Distribution Date and any class of subordinated certificates, the "Original Applicable Credit Support Percentage" is equal to the Applicable Credit Support Percentage for such class on the date of issuance of the certificates.

     The "Class Subordination Percentage" with respect to any Distribution Date and each class of subordinated certificates will equal the fraction (expressed as a percentage) the numerator of which is the Class Certificate Balance of the class of subordinated certificates immediately before the Distribution Date and the denominator of which is the aggregate of the Class Certificate Balances of all classes of certificates immediately before the Distribution Date.

     On the date of issuance of the certificates, the characteristics listed below are expected to be as follows:

                                                              Original
                           Beneficial     Initial Credit     Applicable
                          Interest in       Enhancement    Credit Support
                         Issuing Entity        Level         Percentage
                         --------------   --------------   --------------
Senior Certificates...       96.00%            4.00%            N/A
Class M-1.............        1.00%            3.00%            4.00%
Class M-2.............        1.60%            1.40%            3.00%
Class B-1.............        0.60%            0.80%            1.40%
Class B-2.............        0.30%            0.50%            0.80%
Class B-3.............        0.20%            0.30%            0.50%
Class B-4.............        0.15%            0.15%            0.30%
Class B-5.............        0.15%            0.00%            0.15%

     For purposes of calculating the Applicable Credit Support Percentages of the subordinated certificates, the Class M Certificates will be considered to have a lower numerical class designation and a higher distribution priority than each other class of subordinated certificates. Within the Class B Certificates, the distribution priorities are in numerical order.

     The "Subordinated Principal Distribution Amount" for each loan group and any Distribution Date will equal:

     -    the sum of

          - the Subordinated Percentage for that loan group of the applicable Non-PO Percentage of all amounts described in subclauses (a) through (d) of clause (i) of the definition of Non-PO Formula Principal Amount for that loan group and that Distribution Date,

          - for each mortgage loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of the Distribution Date, the applicable Non-PO Percentage of the remaining liquidation proceeds allocable to principal received on the mortgage loan, after application of the amounts pursuant to the second bulleted item of the definition of Senior Principal Distribution Amount up to the related Subordinated Percentage of the applicable Non-PO Percentage of the Stated Principal Balance of the mortgage loan,

          - the Subordinated Prepayment Percentage for that loan group of the applicable Non-PO Percentage of the amounts described in subclause (f) of clause (i) of the definition of Non-PO Formula Principal Amount for that Distribution Date, and

          - the Subordinated Prepayment Percentage of any Subsequent Recoveries described in clause (ii) of the definition of Non-PO Formula Principal Amount for that loan group and Distribution Date,

     - reduced by the amount of any payments in respect of related Class PO Deferred Amounts on the related Distribution Date.

     On any Distribution Date after a Senior Termination Date, the Subordinated Principal Distribution Amount will not be calculated by loan group but will equal the amount calculated pursuant to the formula set forth above based on the applicable Subordinated Percentage or Subordinated Prepayment Percentage, as applicable, for the subordinated certificates for such Distribution Date with respect to all of the mortgage loans in the mortgage pool as opposed to the mortgage loans in the related loan group.

     Class PO Principal Distribution Amount. On each Distribution Date, distributions of principal of each Class PO Component will be made in an amount equal to the lesser of (x) the related PO Formula Principal Amount for that Distribution Date and (y) the product of:

     - Available Funds for that loan group remaining after distribution and accretion of interest on the senior certificates in the related senior certificate group, and

     - a fraction, the numerator of which is the related PO Formula Principal Amount and the denominator of which is the sum of the PO Formula Principal Amount and the related Senior Principal Distribution Amount.

     If the Class PO Principal Distribution Amount on a Distribution Date is calculated as provided in clause (y) above, principal distributions to holders of the related senior certificate group (other than the related notional amount certificates and the related Class PO Component) will be in an amount equal to the product of Available Funds for that loan group remaining after distribution and accretion of interest on the related senior certificates and a fraction, the numerator of which is the related Senior Principal Distribution Amount and the denominator of which is the sum of that Senior Principal Distribution Amount and the related PO Formula Principal Amount.

     The "PO Formula Principal Amount" for any Distribution Date and each Class PO Component will equal the sum of:

     -    the sum of the applicable PO Percentage of

          - all monthly payments of principal due on each mortgage loan in the related loan group on the related Due Date,

          - the principal portion of the purchase price of each mortgage loan in that loan group that was repurchased by the related seller or another person pursuant to the pooling and servicing agreement as of that Distribution Date,

          - the substitution adjustment amount in connection with any deleted mortgage loan in that loan group received for that Distribution Date,

          - any insurance proceeds or liquidation proceeds allocable to recoveries of principal of mortgage loans in that loan group that are not yet Liquidated Mortgage Loans received during the calendar month preceding the month of that Distribution Date,

          - for each mortgage loan in that loan group that became a Liquidated Mortgage Loan during the calendar month preceding the month of that Distribution Date, the amount of liquidation proceeds allocable to principal received on the mortgage loan, and

          - all partial and full principal prepayments by borrowers on the mortgage loans in the that loan group received during the related prepayment period,

     - with respect to Subsequent Recoveries attributable to a Discount mortgage loan in the related loan group which incurred a Realized Loss on any mortgage loan after the Senior Credit Support Depletion Date, the PO Percentage of any Subsequent Recoveries received during the calendar month preceding the month of that Distribution Date; and

     - with respect to loan group 1, the amount, if any, on deposit in the Pre-funding Account at the end of the Conveyance Period that is allocable to the related Class PO Component.

     On the first Distribution Date following the end of the Conveyance Period, the Class PO Certificates will receive a prepayment in the amount equal to the excess of (x) the Class PO Sublimit Amount for loan group 1 and (y) the aggregate of the Class PO Percentage of the Stated Principal Balance of the Supplemental Mortgage Loans included in loan group 1 during the Conveyance Period. The "Class PO Sublimit" is a portion of the amount deposited in the Supplement Loan Account which is equal to approximately $500,534.

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     Residual Certificates. The Class A-R Certificates will remain outstanding for so long as the issuing entity shall exist, whether or not the Class A-R Certificates are receiving current distributions of principal or interest. In addition to distributions of interest and principal as described above, on each Distribution Date, the holders of the Class A-R Certificates will be entitled to receive certain amounts as described in the pooling and servicing agreement and any Available Funds for any loan group remaining after payment of interest on and principal of the senior certificates and Class PO Deferred Amounts on the related Class PO Component and interest on and principal of the subordinated certificates, as described above. It is not anticipated that there will be any significant amounts remaining for that distribution.

ALLOCATION OF LOSSES

     On each Distribution Date, the applicable PO Percentage of any Realized Loss on a Discount mortgage loan in a loan group will be allocated to the related Class PO Component until the component balance thereof is reduced to zero. The amount of any Realized Loss allocated to the related Class PO Component on or before the Senior Credit Support Depletion Date will be treated as a Class PO Deferred Amount. To the extent funds are available on the Distribution Date or on any future Distribution Date from amounts that would otherwise be allocable from Available Funds for the Subordinated Principal Distribution Amount, Class PO Deferred Amounts will be paid on the related Class PO Component before distributions of principal on the subordinated certificates. Any distribution of Available Funds in a loan group in respect of unpaid Class PO Deferred Amounts will not further reduce the component balance of the Class PO Component. The Class PO Deferred Amounts will not bear interest. The Class Certificate Balance of the class of subordinated certificates then outstanding with the highest numerical class designation will be reduced by the amount of any payments in respect of Class PO Deferred Amounts. After the Senior Credit Support Depletion Date, no new Class PO Deferred Amounts will be created.

     On each Distribution Date, the applicable Non-PO Percentage of any Realized Loss on the mortgage loans in a loan group will be allocated:

     - first, to the subordinated certificates, in the reverse order of their numerical class designations (beginning with the class of subordinated certificates then outstanding with the highest numerical class designation), in each case until the Class Certificate Balance of the respective class of certificates has been reduced to zero, and

     - second, to the senior certificates (other than the notional amount certificates and the Class PO Certificates), pro rata, based upon their respective Class Certificate Balances or, in the case of the Class 1-A-6 Certificates, on the basis of the lesser of its Class Certificate Balance immediately prior to that Distribution Date and its initial Class Certificate Balance; except that the applicable Non-PO Percentage of any Realized Losses that would otherwise be allocated to the Class 1-A-8 Certificates will instead be allocated to the Class 1-A-9 Certificates until its Class Certificate Balance is reduced to zero.

     For purposes of allocating losses to the subordinated certificates, the Class M Certificates will be considered to have a lower numerical class designation than each other class of subordinated certificates.

     The Senior Credit Support Depletion Date is the date on which the Class Certificate Balance of each class of subordinated certificates has been reduced to zero.

     Because principal distributions are paid to some classes of certificates (other than the notional amount certificates and the Class PO Certificates) before other classes of certificates, holders of the certificates that are entitled to receive principal later bear a greater risk of being allocated Realized Losses on the mortgage loans than holders of classes that are entitled to receive principal earlier.

     In general, a "Realized Loss" means, for a Liquidated Mortgage Loan, the amount by which the remaining unpaid principal balance of the mortgage loan exceeds the amount of liquidation proceeds applied to the principal balance of the related mortgage loan.

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     A "Liquidated Mortgage Loan" is a defaulted mortgage loan as to which the master servicer has determined that all recoverable liquidation and insurance proceeds have been received.

     "Subsequent Recoveries" are unexpected recoveries, net of reimbursable expenses, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of receipt of such recoveries.